                                                                    Exhibit 10.1


                                CREDIT AGREEMENT

                           dated as of April 15, 1997



                                      among




                               VORNADO REALTY L.P.
                                  as Borrower,


                              VORNADO REALTY TRUST,
                               as General Partner,


                            UNION BANK OF SWITZERLAND
                               (New York Branch),
                                    as Bank,




                                       and




                            UNION BANK OF SWITZERLAND
                               (New York Branch),
                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I.         DEFINITIONS; ETC......................................     1
     Section 1.01  Definitions...........................................     1
     Section 1.02  Accounting Terms......................................    13
     Section 1.03  Computation of Time Periods...........................    13
     Section 1.04  Rules of Construction.................................    13

ARTICLE II.        THE LOANS.............................................    13
     Section 2.01  The Loans.............................................    13
     Section 2.02  Purpose ..............................................    14
     Section 2.03  Notice and Manner of Borrowing........................    14
     Section 2.04  Interest Periods; Renewals............................    14
     Section 2.05  Interest..............................................    15
     Section 2.06  Notes   ..............................................    15
     Section 2.07  Prepayments...........................................    16
     Section 2.08  Method of Payment.....................................    16
     Section 2.09  Conversions or Continuation of Loans..................    16
     Section 2.10  Minimum Amounts.......................................    17
     Section 2.11  Certain Notices Regarding Conversions and
                     Continuations of Loans..............................    17
     Section 2.12  Late Payment Premium..................................    17
     Section 2.13  Extension of Maturity.................................    17

ARTICLE III.       YIELD PROTECTION;
                   ILLEGALITY; ETC.......................................    18
     Section 3.01  Additional Costs......................................    18
     Section 3.02  Limitation on Types of Loans..........................    19
     Section 3.03  Illegality............................................    19
     Section 3.04  Treatment of Affected Loans...........................    20
     Section 3.05  Certain Compensation..................................    20
     Section 3.06  Capital Adequacy......................................    21
     Section 3.07  Substitution of Banks.................................    21

ARTICLE IV.        CONDITIONS PRECEDENT..................................    23
     Section 4.01  Conditions Precedent to the Loans.....................    23

ARTICLE V.         REPRESENTATIONS AND WARRANTIES........................    25
     Section 5.01  Existence.............................................    25
     Section 5.02  Corporate/Partnership Powers..........................    26
     Section 5.03  Power of Officers.....................................    26
     Section 5.04  Power and Authority; No Conflicts;
                     Compliance With Laws................................    26
     Section 5.05  Legally Enforceable Agreements........................    26
     Section 5.06  Litigation............................................    26
     Section 5.07  Good Title to Properties..............................    27
     Section 5.08  Taxes   ..............................................    27
     Section 5.09  ERISA   ..............................................    27
     Section 5.10  No Default on Outstanding Judgments or
                     Orders..............................................    28
     Section 5.11  No Defaults on Other Agreements.......................    28
     Section 5.12  Government Regulation.................................    28
     Section 5.13  Environmental Protection..............................    28
     Section 5.14  Solvency..............................................    28
     Section 5.15  Financial Statements..................................    29

                                                                            Page

     Section 5.16  Valid Existence of Affiliates.........................    29
     Section 5.17  Insurance.............................................    29
     Section 5.18  Accuracy of Information; Full Disclosure..............    29
     Section 5.19  Status  ..............................................    30

ARTICLE VI.        AFFIRMATIVE COVENANTS.................................    30
     Section 6.01  Maintenance of Existence..............................    30
     Section 6.02  Maintenance of Records................................    30
     Section 6.03  Maintenance of Insurance..............................    30
     Section 6.04  Compliance with Laws; Payment of Taxes................    30
     Section 6.05  Right of Inspection...................................    30
     Section 6.06  Compliance With Environmental Laws....................    31
     Section 6.07  Payment of Costs......................................    31
     Section 6.08  Maintenance of Properties.............................    31
     Section 6.09  Reporting and Miscellaneous Document
                     Requirements........................................    31
     Section 6.10  Mandatory Prepayments.................................    34
     Section 6.11  Management............................................    34

ARTICLE VII.       NEGATIVE COVENANTS....................................    34
     Section 7.01  Mergers Etc...........................................    34
     Section 7.02  Investments...........................................    34
     Section 7.03  Sale of Assets........................................    34
     Section 7.04  Encumbrance of Certain Assets.........................    35

ARTICLE VIII.      FINANCIAL COVENANTS...................................    35
     Section 8.01  Equity Value..........................................    35
     Section 8.02  Relationship of Total Outstanding
                     Indebtedness to Equity Value........................    35
     Section 8.03  Relationship of Secured Indebtedness to
                     Equity Value........................................    35
     Section 8.04  Relationship of Combined EBITDA to Interest
                     Expense.............................................    35
     Section 8.05  Relationship of Combined EBITDA to Total
                     Outstanding Indebtedness............................    35
     Section 8.06  Unsecured Debt Yield..................................    35

ARTICLE IX.        EVENTS OF DEFAULT.....................................    36
     Section 9.01  Events of Default.....................................    36
     Section 9.02  Remedies..............................................    38

ARTICLE X.         ADMINISTRATIVE AGENT; RELATIONS
                   AMONG BANKS...........................................    38
     Section 10.01  Appointment, Powers and Immunities of
                     Administrative Agent................................    38
     Section 10.02  Reliance by Administrative Agent.....................    39
     Section 10.03  Defaults.............................................    39
     Section 10.04  Rights of Administrative Agent as a Bank.............    40
     Section 10.05  Indemnification of Administrative Agent..............    40
     Section 10.06  Non-Reliance on Administrative Agent and
                     Other Banks.........................................    40
     Section 10.07  Failure of Administrative Agent to Act...............    41
     Section 10.08  Resignation or Removal of Administrative
                     Agent...............................................    41
     Section 10.09  Amendments Concerning Agency Function................    42

     Section 10.10  Liability of Administrative Agent.....................    42
     Section 10.11  Transfer of Agency Function...........................    42
     Section 10.12  Non-Receipt of Funds by Administrative
                              Agent.......................................    42
     Section 10.13  Withholding Taxes.....................................    43
     Section 10.14  Minimum Commitment by UBS.............................    43
     Section 10.15  Pro Rata Treatment....................................    43
     Section 10.16  Sharing of Payments Among Banks.......................    44
     Section 10.17  Possession of Documents...............................    44

ARTICLE XI.        NATURE OF OBLIGATIONS..................................    44
     Section 11.01  Absolute and Unconditional Obligations................    44
     Section 11.02  Non-Recourse to VRT Principals........................    45

ARTICLE XII.       MISCELLANEOUS..........................................    46
     Section 12.01  Binding Effect of Request for Advance.................    46
     Section 12.02  Amendments and Waivers................................    46
     Section 12.03  Usury   ..............................................    47
     Section 12.04  Expenses; Indemnification.............................    47
     Section 12.05  Assignment; Participation.............................    47
     Section 12.06  Documentation Satisfactory............................    49
     Section 12.07  Notices ..............................................    49
     Section 12.08  Setoff  ..............................................    50
     Section 12.09  Table of Contents; Headings...........................    50
     Section 12.10  Severability..........................................    50
     Section 12.11  Counterparts..........................................    50
     Section 12.12  Integration...........................................    50
     Section 12.13  Governing Law.........................................    51
     Section 12.14  Waivers ..............................................    51
     Section 12.15  Jurisdiction; Immunities..............................    51



EXHIBIT A   -  Authorization Letter

EXHIBIT B   -  Note

EXHIBIT C   -  List of Material Affiliates

EXHIBIT D   -  Solvency Certificate

EXHIBIT E   -  Assignment and Assumption Agreement

         CREDIT AGREEMENT dated as of April 15, 1997 among VORNADO REALTY L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Borrower"), VORNADO REALTY TRUST, a real estate investment trust organized and existing under the laws of the State of Maryland and the sole general partner of Borrower ("General Partner"), UNION BANK OF SWITZERLAND (New York Branch), as agent for the Banks (in such capacity, together with its successors in such capacity, "Administrative Agent"), and UNION BANK OF SWITZERLAND (New York Branch) (in its individual capacity and not as Administrative Agent, "UBS"; UBS and the lenders who from time to time become Banks pursuant to Section 3.07 or 12.05, each a "Bank" and collectively, the "Banks").

         Borrower desires that the Banks extend credit as provided herein, and the Banks are prepared to extend such credit. General Partner is fully liable for the obligations of Borrower hereunder by virtue of its status as the sole general partner of Borrower. Accordingly, Borrower, General Partner, each Bank and Administrative Agent agree as follows:


                          ARTICLE I. DEFINITIONS; ETC.

         Section 1.01 Definitions. As used in this Agreement the following terms have the following meanings (except as otherwise provided, terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

         "Additional Costs" has the meaning specified in Section 3.01.

         "Administrative Agent" has the meaning specified in the preamble.

         "Administrative Agent's Office" means Administrative Agent's address located at 299 Park Avenue, New York, NY 10171, or such other address in the United States as Administrative Agent may designate by written notice to Borrower and the Banks.

         "Affiliate" means, with respect to any Person (the "first Person"), any other Person: (1) which directly or indirectly controls, or is controlled by, or is under common control with the first Person; or (2) ten percent (10%) or more of the beneficial interest in which is directly or indirectly owned or held by the first Person. The term "control" means the possession, directly or indirectly, of the power, alone, to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agreement" means this Credit Agreement.

         "Applicable Lending Office" means, for each Bank and for its LIBOR Loan or Base Rate Loan, as applicable, the lending office of such Bank (or of an Affiliate of such Bank) designated as such on its signature page hereof or in the applicable Assignment and Assumption Agreement, or such other office of such Bank (or of an Affiliate of such Bank) as such Bank may from time to time specify to Administrative Agent and Borrower as the office by which its LIBOR Loan or Base Rate Loan, as applicable, is to be made and maintained.

         "Applicable Margin" means: (1) with respect to the Base Rate and Base Rate Loans, 0%, and (2) with respect to the LIBOR Interest Rate and LIBOR Loans,
 .625%.

         "Assignee" has the meaning specified in Section 12.05.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement, substantially in the form of EXHIBIT E hereto, pursuant to which a Bank assigns and an Assignee assumes rights and obligations in accordance with Section 12.05.

         "Authorization Letter" means a letter agreement executed by Borrower in the form of EXHIBIT A hereto.

         "Bank" and "Banks" have the respective meanings specified in the preamble.

         "Bank Parties" means Administrative Agent and the Banks.

         "Banking Day" means (1) any day on which commercial banks are not authorized or required to close in New York City and (2) whenever such day relates to a LIBOR Loan, an Interest Period with respect to a LIBOR Loan, or notice with respect to any LIBOR Loan, a day on which dealings in Dollar deposits are also carried out in the London interbank market and banks are open for business in London.

         "Base Rate" means, for any day, the higher of (1) the Federal Funds Rate for such day plus one-half percent (.50%), or (2) the Prime Rate for such day.

         "Base Rate Loan" means all or any portion (as the context requires) of a Bank's Loan which shall accrue interest at a rate determined in relation to the Base Rate.

         "Borrower" has the meaning specified in the preamble; except that, in the financial definitions and the definition of Consolidated Businesses, "Borrower" shall mean General Partner and the Mendik Properties (as defined in the current report on Form 8-K of General Partner filed with the Securities and

Exchange Commission on March 26, 1997 (the "Form 8-K")) and certain management and leasing assets held by the Mendik Group (as defined in the Form 8-K) as contemplated by the Form 8-K (collectively, the "Mendik Assets") collectively with respect to periods of time prior to the Closing Date and shall mean Borrower with respect to periods after the Closing Date.

         "Borrower's Accountants" means Deloitte & Touche, or such other accounting firm(s) selected by Borrower and reasonably acceptable to the Required Banks.

         "Capitalization Value" means, at any time, the sum of (1) Combined EBITDA, for the twelve (12) month period then ended (except that for purposes of this definition, the aggregate contribution to Combined EBITDA from leasing commissions and management and development fees shall not exceed 5% of Combined EBITDA), capitalized at a rate of 9% per annum, (2) Borrower's beneficial share of unrestricted cash and marketable securities of Borrower and its Consolidated Businesses and UJVs, at such time, as reflected in VRT's Consolidated Financial Statements, and (3) without duplication, the cost basis of properties of Borrower under construction as certified by Borrower, such certificate to be accompanied by all appropriate documentation supporting such figure.

         "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

         "Closing Date" means the date this Agreement has been executed by all parties.

         "Code" means the Internal Revenue Code of 1986.

         "Combined EBITDA" means, for any period of time, (1) revenues less operating costs before Interest Expense, income taxes, gains or losses on the sale of real estate and/or marketable securities, depreciation and amortization and extraordinary items (including without limitation non-recurring items such as gains or losses from asset sales) for Borrower and its Consolidated Businesses, plus (2) Borrower's beneficial interest in revenues less operating costs before Interest Expense, income taxes, gains or losses on the sale of real estate and/or marketable securities, depreciation and amortization and extraordinary items (after eliminating appropriate intercompany amounts) applicable to each of the UJVs, in all cases as reflected in the VRT Consolidated Financial Statements.

         "Consolidated Businesses" means, collectively each Affiliate of Borrower who is included in the VRT Consolidated Statements in accordance with GAAP.

         "Consolidated Outstanding Indebtedness" means, as of any time, all indebtedness and liability for borrowed money, secured or unsecured, of Borrower and its Consolidated Businesses, including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness on cash and cash equivalent securities, all as reflected in the VRT Consolidated Financial Statements.

         "Contingent Liabilities" means the sum of (1) those liabilities, as determined in accordance with GAAP, set forth and quantified as contingent liabilities in the notes to the VRT Consolidated Financial Statements and (2) contingent liabilities, other than those described in the foregoing clause (1), which represent direct payment guaranties of Borrower; provided, however, that Contingent Liabilities shall exclude contingent liabilities which represent the "Other Party's Share" of "Duplicated Obligations" (as such quoted terms are hereinafter defined). "Duplicated Obligations" means, collectively, all those payment guaranties in respect of Debt of UJVs for which Borrower and another party are jointly and severally liable, where the other party is, in the sole judgment of the Required Banks, capable of satisfying the Other Party's Share of such obligation. "Other Party's Share" means such other party's fractional share of the obligation under the UJV in question.

         "Continue", "Continuation" and "Continued" refer to the continuation pursuant to Section 2.09 of a LIBOR Loan as a LIBOR Loan from one Interest Period to the next Interest Period.

         "Convert", "Conversion" and "Converted" refer to a conversion pursuant to Section 2.09 of a Base Rate Loan into a LIBOR Loan or a LIBOR Loan into a Base Rate Loan, each of which may be accompanied by the transfer by a Bank (at its sole discretion) of all or a portion of its Loan from one Applicable Lending Office to another.

         "Debt" means: (1) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations); (2) obligations as lessee under Capital Leases; (3) current liabilities in respect of unfunded vested benefits under any Plan; (4) obligations under letters of credit issued for the account of any Person; (5) all obligations arising under bankers' or trade acceptance facilities; (6) all guarantees, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase any of the items included in this definition, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (7) all obligations secured by any Lien on property owned by the Person whose Debt is being measured, whether or not the obligations have been assumed; and (8) all obligations under any agreement providing for contingent participation or other hedging mechanisms with respect to interest payable on any of the items described above in this definition.

         "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means a rate per annum equal to: (1) with respect to Base Rate Loans, a variable rate three percent (3%) above the rate of interest then in effect thereon (including the Applicable Margin); and (2) with respect to LIBOR Loans, a fixed rate three percent (3%) above the rate(s) of interest in effect thereon (including the Applicable Margin) at the time of Default until the end of the then current Interest Period therefor and, thereafter, a variable rate three percent (3%) above the rate of interest for a Base Rate Loan (including the Applicable Margin).

         "Disposition" means a sale (whether by assignment, transfer or Capital Lease) of an asset.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Environmental Discharge" means any discharge or release of any Hazardous Materials in violation of any applicable Environmental Law.

         "Environmental Law" means any applicable Law relating to pollution or the environment, including Laws relating to noise or to emissions, discharges, releases or threatened releases of Hazardous Materials into the work place, the community or the environment, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "Environmental Notice" means any written complaint, order, citation, letter, inquiry, notice or other written communication from any Person (1) affecting or relating to Borrower's compliance with any Environmental Law in connection with any activity or operations at any time conducted by Borrower,
(2) relating to the occurrence or presence of or exposure to or possible or threatened or alleged occurrence or presence of or exposure to Environmental Discharges or Hazardous Materials at any of Borrower's locations or facilities, including, without limitation: (a) the existence of any contamination or possible or threatened contamination at any such location or facility and (b) remediation of any Environmental Discharge or Hazardous Materials at any such location or facility or any part thereof; and (3) any violation or alleged violation of any relevant Environmental Law.

         "Equity Value" means, at any time, Capitalization Value less the Total Outstanding Indebtedness.

         "ERISA" means the Employee Retirement Income Security Act of 1974 including the rules and regulations promulgated thereunder.

         "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of organizations (within the meaning of Section 414(b) of the Code) as Borrower or General Partner or is under common control (within the meaning of Section 414(c) of the Code) with Borrower or General Partner or is required to be treated as a single employer with Borrower or General Partner under Section 414(m) or 414(o) of the Code.

         "Event of Default" has the meaning specified in Section 9.01.

         "Federal Funds Rate" means, for any day, the rate per annum (expressed on a 360-day basis of calculation) equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day provided that (1) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Banking Day as so published on the next succeeding Banking Day, and (2) if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three Federal Funds brokers to Administrative Agent on such day on such transactions.

         "Fiscal Year" means each period from January 1 to December 31.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in
Section 5.15 (except for changes concurred in by Borrower's Accountants).

         "General Partner" has the meaning specified in the preamble.

         "Good Faith Contest" means the contest of an item if: (1) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted; (2) adequate reserves are established with respect to the contested item; (3) during the period of such contest, the enforcement of any contested item is effectively stayed; and (4) the failure to pay or comply with the contested item during the period of the contest is not likely to result in a Material Adverse Change.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty" means the guaranty(ies) of all or part of Borrower's obligations to be executed by General Partner.

         "Hazardous Materials" means any pollutant, effluents, emissions, contaminants, toxic or hazardous wastes or substances, as any of those terms are defined from time to time in or for the purposes of any relevant Environmental Law, including asbestos fibers and friable asbestos, polychlorinated biphenyls, and any petroleum or hydrocarbon-based products or derivatives.

         "Interest Expense" means, for any period of time, the consolidated interest expense (without deduction of consolidated interest income) of Borrower and its Consolidated Businesses, including, without limitation or duplication (or, to the extent not so included, with the addition of), (1) the portion of any rental obligation in respect of any Capital Lease obligation allocable to interest expense in accordance with GAAP; (2) the amortization of Debt discounts; (3) any payments or fees (other than up-front fees) with respect to interest rate swap or similar agreements; and (4) the interest expense and items listed in clauses (1) through (3) above applicable to each of the UJVs multiplied by Borrower's respective beneficial interests in the UJVs, in all cases as reflected in the applicable VRT Consolidated Financial Statements.

         "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the date the same is advanced, converted from a Base Rate Loan or Continued, as the case may be, and ending, as Borrower may select pursuant to
Section 2.04, on the numerically corresponding day in the first, second or third calendar month thereafter, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

         "Law" means any federal, state or local statute, law, rule, regulation, ordinance, order, code, or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

         "LIBOR Base Rate" means, with respect to any Interest Period therefor, the rate per annum (rounded upwards if necessary to the nearest 1/16 of 1%) quoted at approximately 11:00 a.m.,

New York time, by the principal New York branch of UBS two (2) Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar deposits in immediately available funds, for a period, and in an amount, comparable to such Interest Period and principal amount of the LIBOR Loan in question outstanding during such Interest Period.

         "LIBOR Interest Rate" means, for any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient of (1) the LIBOR Base Rate for such LIBOR Loan for the Interest Period therefor divided by (2) one minus the LIBOR Reserve Requirement for such LIBOR Loan for such Interest Period.

         "LIBOR Loan" means all or any portion (as the context requires) of any Bank's Loan which shall accrue interest at rate(s) determined in relation to LIBOR Interest Rate(s).

         "LIBOR Reserve Requirement" means, for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during the Interest Period for such LIBOR Loan under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion Dollars ($1,000,000,000) against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the LIBOR Reserve Requirement shall also reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (1) any category of liabilities which includes deposits by reference to which the LIBOR Base Rate is to be determined as provided in the definition of "LIBOR Base Rate" in this Section
1.01 or (2) any category of extensions of credit or other assets which include loans the interest rate on which is determined on the basis of rates referred to in said definition of "LIBOR Base Rate".

         "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment for collateral purposes, deposit arrangement, lien (statutory or other), or other security agreement or charge of any kind or nature whatsoever of any third party (excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

         "Loan" and "Loans" have the respective meanings specified in Section 2.01.

         "Loan Commitment" means, with respect to each Bank, the obligation to make a Loan in the principal amount set forth below:

                                                      Loan
              Bank                                 Commitment
              ----                                 ----------

              UBS                                  $400,000,000
                                                   ------------

              Total                                $400,000,000
                                                   ============

         "Loan Documents" means this Agreement, the Notes, the Guaranty, the Authorization Letter and the Solvency Certificate.

         "Material Adverse Change" means either (1) a material adverse change in the status of the business, results of operations, financial condition or property of Borrower or General Partner or (2) any event or occurrence of whatever nature which is likely to have a material adverse effect on the ability of Borrower or General Partner to perform their obligations under the Loan Documents.

         "Material Affiliates" means the Affiliates listed on EXHIBIT C hereto.

         "Maturity Date" means July 15, 1997, as the same may be extended pursuant to Section 2.13.

         "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Note" and "Notes" have the respective meanings specified in Section 2.06.

         "Obligations" means each and every obligation, covenant and agreement of Borrower, now or hereafter existing, contained in this Agreement, and any of the other Loan Documents, whether for principal, reimbursement obligations, interest, fees, expenses, indemnities or otherwise, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor, including but not limited to all indebtedness, obligations and liabilities of Borrower to Administrative Agent and any Bank now existing or hereafter incurred under or arising out of or in connection with the Notes, this Agreement, the other Loan Documents, and any documents or instruments executed in connection therewith; in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, and including all indebtedness of Borrower, under any instrument now or hereafter evidencing or securing any of the foregoing.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

         "Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by Borrower or General Partner or any ERISA Affiliate and which is covered by Title IV of ERISA or to which Section 412 of the Code applies.

         "presence", when used in connection with any Environmental Discharge or Hazardous Materials, means and includes presence, generation, manufacture, installation, treatment, use, storage, handling, repair, encapsulation, disposal, transportation, spill, discharge and release.

         "Prime Rate" means that rate of interest from time to time announced by UBS at its Principal Office as its prime commercial lending rate.

         "Principal Office" means the principal office of UBS in the United States, presently located at 299 Park Avenue, New York, New York 10171.

         "Pro Rata Share" means, for purposes of this Agreement and with respect to each Bank, a fraction, the numerator of which is the amount of such Bank's Loan Commitment and the denominator of which is the Total Loan Commitment.

         "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Code.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or any similar Law from time to time in effect.

         "Regulatory Change" means, with respect to any Bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "Reportable Event" means any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty (30) day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
Section 2615.

         "Required Banks" means at any time the Banks holding at least sixty-six and sixty six hundredths percent (66.66%) of the then aggregate unpaid principal amount of the Loans.

         "SEC Reports" means the reports required to be delivered to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         "Secured Indebtedness" means that portion of Total Outstanding Indebtedness that is secured.

         "Solvency Certificate" means a certificate in substantially the form of EXHIBIT D hereto, to be delivered by Borrower pursuant to the terms of this Agreement.

         "Solvent" means, when used with respect to any Person, that (1) the fair value of the property of such Person, on a going concern basis, is greater than the total amount of liabilities (including, without limitation, contingent liabilities) of such Person; (2) the present fair saleable value of the assets of such Person, on a going concern basis, is not less than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured; (3) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; (4) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged; and (5) such Person has sufficient resources, provided that such resources are prudently utilized, to satisfy all of such Person's obligations.

Contingent liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Total Loan Commitment" means an amount equal to the aggregate amount of all Loan Commitments.

         "Total Outstanding Indebtedness" means the sum, without duplication, of
(1) Consolidated Outstanding Indebtedness, (2) VRT's Share of UJV Combined Outstanding Indebtedness and (3) Contingent Liabilities.

         "UJV Combined Outstanding Indebtedness" means, as of any time, all indebtedness and liability for borrowed money, secured or unsecured, of the UJV's, on a combined basis, including mortgage and other notes payable but excluding any indebtedness which is margin indebtedness on cash and cash equivalent securities, all as reflected in the balance sheets of each of the UJVs, prepared in accordance with GAAP.

         "UJVs" means the unconsolidated joint ventures in which Borrower owns a beneficial interest and which are accounted for under the equity method in the VRT Consolidated Financial Statements.

         "Unencumbered Combined EBITDA" means that portion of Combined EBITDA attributable to Unencumbered Assets.

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of accumulated plan benefits as of the close of its most recent plan year, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with
Section 412 of the Code.

         "Unencumbered Assets" means collectively, assets, reflected on the VRT Consolidated Financial Statements, wholly owned, directly or indirectly, by Borrower and not subject to any Lien to secure all or any portion of Secured Indebtedness and assets of UJVs which are not subject to any Lien to secure all or any portion of Secured Indebtedness.

         "Unsecured Debt Yield" means, for any prior twelve-month period, the ratio, expressed as a percentage, of (1) Unencumbered Combined EBITDA for such period to (2) Unsecured Indebtedness less Borrower's unrestricted cash and cash equivalent securities as of the end of such period.

         "Unsecured Indebtedness" means that portion of Total Outstanding Indebtedness that is unsecured.

         "VRT Consolidated Financial Statements" means collectively the consolidated balance sheet and related consolidated statement of operations, accumulated deficiency in assets and cash flows, and footnotes thereto, of each of General Partner and the Mendik Assets prior to the date hereof and of Borrower after the date hereof, in each case prepared in accordance with GAAP.

         "VRT Principals" means the trustees, officers and directors of General Partner at any applicable time.

         "VRT's Share of UJV Combined Outstanding Indebtedness" means the sum of the indebtedness of each of the UJVs contributing to UJV Combined Outstanding Indebtedness multiplied by Borrower's respective beneficial fractional interests in each such UJV.

         Section 1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

         Section 1.03 Computation of Time Periods. Except as otherwise provided herein, in this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and words "to" and "until" each means "to but excluding".

         Section 1.04 Rules of Construction. When used in this Agreement: (1) "or" is not exclusive; (2) a reference to a law includes any amendment or modification to such law; (3) a reference to a Person includes its permitted successors and permitted assigns; (4) except as provided otherwise, all references to the singular shall include the plural and vice versa; (5) except as provided in this Agreement, a reference to an agreement, instrument or document shall include such agreement, instrument or document as the same may be amended, modified or supplemented from time to time in accordance with its terms and as permitted by the Loan Documents; (6) all references to Articles or Sections shall be to Articles and Sections of this Agreement unless otherwise indicated; and (7) all Exhibits to this Agreement shall be incorporated into this Agreement.


                              ARTICLE II. THE LOANS

         Section 2.01 The Loans. Subject to the terms and conditions of this Agreement, each of the Banks severally agrees to make a loan to Borrower (each such loan by a Bank, a "Loan"; such loans, collectively, the "Loans") pursuant to which each Bank shall advance to Borrower on the Closing Date an amount equal to its Loan Commitment. The Loans may be outstanding as:

(1) Base Rate Loans; (2) LIBOR Loans; or (3) a combination of the foregoing, as Borrower shall elect and notify Administrative Agent in accordance with Section
2.03. The LIBOR Loan and Base Rate Loan of each Bank shall be maintained at such Bank's Applicable Lending Office for its LIBOR Loan and Base Rate Loan, respectively.

         Section 2.02 Purpose. The Loan shall be made for the business purpose of acquiring assets and providing adequate reserves. Borrower covenants and agrees that in no event shall proceeds of the Loans, or any part thereof, be used for any illegal purpose or for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U, or in connection with any hostile acquisition.

         Section 2.03 Notice and Manner of Borrowing. The Banks' obligation to disburse the proceeds of the Loans shall be subject to Borrower's submission to Administrative Agent of a request for disbursement of the proceeds of the Loans, which request contains the following: (1) the portion of the Loans that will be Base Rate Loans and LIBOR Loans, and (2) in the case all or a portion of such Loans is a LIBOR Loan, the duration of the Interest Period applicable thereto. Not later than 10:00 a.m. (New York time) on the date such disbursement is to be made, each Bank shall, through its Applicable Lending Office and subject to the conditions of this Agreement, make the amount to be disbursed by it available to Administrative Agent, at Administrative Agent's Office and in immediately available funds for the account of Borrower. The amount so received by Administrative Agent shall, subject to the conditions of this Agreement, be made available to Borrower, in immediately available funds, by Administrative Agent's wiring said funds to General Partner's account number 231313517 at Fleet Bank, N.A., ABA number 021200339.

         Section 2.04 Interest Periods; Renewals. In the case of the LIBOR Loans, Borrower shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (1) no Interest Period may extend beyond the Maturity Date; (2) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month, in which event such Interest Period shall end on the immediately preceding Banking Day; and (3) only three (3) discrete segments of a Bank's Loan bearing interest at a LIBOR Interest Rate for a designated Interest Period may be outstanding at any one time (each such segment of each Bank's Loan corresponding to a proportionate segment of each of the other Banks' Loans).

         Upon notice to Administrative Agent as provided in Section 2.11, Borrower may Continue any LIBOR Loan on the last day of the Interest Period of the same or different duration in accordance with the limitations provided above.

         Section 2.05 Interest. Borrower shall pay interest to Administrative Agent for the account of the applicable Bank on the outstanding and unpaid principal amount of the Loans, at a rate per annum as follows: (1) for Base Rate Loans at a rate equal to the Base Rate plus the Applicable Margin; and (2) for LIBOR Loans at a rate equal to the applicable LIBOR Interest Rate plus the Applicable Margin. Any principal amount not paid when due (when scheduled, at acceleration or otherwise) shall bear interest thereafter, payable on demand, at the Default Rate.

         The interest rate on Base Rate Loans shall change when the Base Rate changes. Interest on Base Rate Loans and LIBOR Loans shall not exceed the maximum amount permitted under applicable law. Interest shall be calculated for the actual number of days elapsed on the basis of, in the case of both Base Rate Loans and LIBOR Loans, three hundred sixty (360) days.

         Accrued interest shall be due and payable in arrears upon and with respect to any payment or prepayment of principal and on the first Banking Day of each calendar month; provided, however, that interest accruing at the Default Rate shall be due and payable on demand.

         Section 2.06 Notes. The Loan made by each Bank under this Agreement shall be evidenced by, and repaid with interest in accordance with, a single promissory note of Borrower in the form of EXHIBIT B hereto duly completed and executed by Borrower, representing the amount of such Bank's Loan Commitment, or if less, the aggregate unpaid principal amount of the Loans by such Bank to Borrower, payable to such Bank for the account of the Applicable Lending Office (each, a "Note" and collectively, the "Notes"). Each Note shall mature, and all outstanding principal and other sums thereunder shall be paid in full, on the Maturity Date.

         Each Bank is hereby authorized by Borrower to endorse on the schedule attached to the Note held by it, the amount of each payment of principal received by such Bank for the account of its Applicable Lending Office(s) on account of its Loan, which endorsement shall, in the absence of manifest error, be conclusive as to the outstanding balance of the Loan made by such Bank; provided, however, that the failure to make any such notation shall not limit or otherwise affect the obligations of Borrower under this Agreement or the Note held by such Bank. Each Bank agrees that prior to any assignment of the Note it will endorse the schedule attached to its Note.

         Section 2.07 Prepayments. Without prepayment premium or penalty but subject to Section 3.05, Borrower may, upon at least one (1) Banking Day's notice to Administrative Agent in the case of the Base Rate Loans, and at least three (3) Banking Days' notice to Administrative Agent in the case of LIBOR Loans, prepay the Loans in whole or, with respect to Base Rate Loans only, in part, provided that (1) any partial prepayment under this Section shall be in integral multiples of One Million Dollars ($1,000,000); and (2) each prepayment under this Section shall include all interest accrued on the amount of principal prepaid to (but excluding) the date of prepayment.

         Section 2.08 Method of Payment. Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 A.M. (New York time) on the date when due in Dollars to Administrative Agent at Administrative Agent's Office in immediately available funds. Administrative Agent will thereafter, on the day of its receipt of each such payment, cause to be distributed to each Bank (1) such Bank's ratable share (based upon the respective outstanding principal amounts and interest due under the Notes of the Banks) of the payments of principal and interest in like funds for the account of such Bank's Applicable Lending Office; and (2) fees payable to such Bank in accordance with the terms of this Agreement. Borrower hereby authorizes Administrative Agent and the Banks, if and to the extent payment by Borrower is not made when due under this Agreement or under the Notes, to charge from time to time against any account Borrower maintains with Administrative Agent or any Bank any amount so due to Administrative Agent and/or the Banks.

         Except to the extent provided in this Agreement, whenever any payment to be made under this Agreement or under the Notes is due on any day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of the payment of interest and other fees, as the case may be.

         Section 2.09 Conversions or Continuation of Loans. Subject to the provisions of Article III and Sections 2.04 and 2.10, Borrower shall have the right to Convert Base Rate Loans into LIBOR Loans, to Convert LIBOR Loans into Base Rate Loans, or to Continue LIBOR Loans as LIBOR Loans, at any time or from time to time, provided that: (1) Borrower shall give Administrative Agent notice of each such Conversion or Continuation as provided in Section 2.11; and (2) a LIBOR Loan may be Continued only on the last day of the applicable Interest Period for such LIBOR Loan. Except as otherwise provided in this Agreement, each Continuation and Conversion shall be applicable to each Bank's Loan in accordance with its Pro Rata Share.

         Section 2.10 Minimum Amounts. With respect to the Loans as a whole, each Conversion shall be in an amount at least equal to Three Million Dollars ($3,000,000) and in integral multiples of One Hundred Thousand Dollars ($100,000).

         Section 2.11 Certain Notices Regarding Conversions and Continuations of Loans. Notices by Borrower to Administrative Agent of Conversions and Continuations of LIBOR Loans shall be irrevocable and shall be effective only if received by Administrative Agent not later than 10:00 a.m. (New York time) on the number of Banking Days prior to the date of the relevant Conversion or Continuation specified below:

                                                 Number of
         Notice                                  Banking Days Prior
         ------                                  ------------------

Conversions into Base Rate
Loans                                                  one (1)

Conversions into or Continuations
as, LIBOR Loans                                        three (3)

Promptly following its receipt of any such notice, Administrative Agent shall so advise the Banks. Each such notice of Conversion shall specify the LIBOR Loans or Base Rate Loans to be Converted; and each such notice of Conversion or Continuation shall specify the date of Conversion or Continuation (which shall be a Banking Day), the amount thereof (subject to Section 2.10) and the duration of the Interest Period applicable thereto (subject to Section 2.04). In the event that Borrower fails to Continue LIBOR Loans within the time period and as otherwise provided in this Section , such LIBOR Loans will be automatically Converted into Base Rate Loans on the last day of the then current applicable Interest Period for such LIBOR Loans.

         Section 2.12 Late Payment Premium. Borrower shall pay to Administrative Agent for the account of the Banks a late payment premium in the amount of 4% of any payments of principal or interest under the Loans made more than ten (10) days after the due date thereof, which shall be due with any such late payment.

         Section 2.13 Extension of Maturity. Borrower shall have an option to extend the Maturity Date for a period of three (3) months. If Borrower exercises that option, it shall have a second option to extend the Maturity Date for a period of six (6) months (but in no event to a date later than April 14, 1998). Each option is subject to Administrative Agent's receipt of a written request from Borrower for such extension not later than thirty (30) days prior to the then applicable Maturity Date and is subject to there existing no Default.

                         ARTICLE III. YIELD PROTECTION;
                                ILLEGALITY; ETC.

                  Section 3.01 Additional Costs. Borrower shall pay directly to each Bank from time to time on demand such amounts as such Bank may reasonably determine to be necessary to compensate it for any increased costs which such Bank determines are attributable to its making or maintaining a LIBOR Loan, or its obligation to make or maintain a LIBOR Loan, or its obligation to Convert a Base Rate Loan to a LIBOR Loan hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of its LIBOR Loan or such obligations (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), in each case resulting from any Regulatory Change which:

                  (1) changes the basis of taxation of any amounts payable to such Bank under this Agreement or the Notes in respect of any such LIBOR Loan (other than (i) changes in the rate of general corporate, franchise, branch profit, net income or other income tax imposed on such Bank or its Applicable Lending Office or (ii) a tax described in
         Section 10.13); or

                  (2) (other than to the extent the LIBOR Reserve Requirement is taken into account in determining the LIBOR Rate at the commencement of the applicable Interest Period) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any LIBOR Loan or any deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01), or any commitment of such Bank (including such Bank's Loan Commitment hereunder); or

                  (3) imposes any other condition (unrelated to the basis of taxation referred to in paragraph (1) above) affecting this Agreement or the Notes (or any of such extensions of credit or liabilities).

                  Without limiting the effect of the provisions of the first paragraph of this Section , in the event that, by reason of any Regulatory Change, any Bank either (1) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits of other liabilities of such Bank which includes deposits by reference to which the LIBOR Interest Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes loans based on the LIBOR Interest Rate or (2) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to Borrower (with a copy to Administrative Agent), the obligation of such Bank to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such Regulatory Change ceases to be in effect.

                  Determinations and allocations by a Bank for purposes of this Section of the effect of any Regulatory Change pursuant to the first or second paragraph of this Section , on its costs or rate of return of making or maintaining its Loan or portions thereof or on amounts receivable by it in respect of its Loan or portions thereof, and the amounts required to compensate such Bank under this Section, shall be included in a calculation of such amounts given to Borrower and shall be conclusive absent manifest error.

                  Section 3.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Interest Rate for any Interest Period:

                  (1) Administrative Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBOR Interest Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for the LIBOR Loans as provided in this Agreement; or

                  (2) a Bank reasonably determines (which determination shall be conclusive) and promptly notifies Administrative Agent that the relevant rates of interest referred to in the definition of "LIBOR Interest Rate" in Section 1.01 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined do not adequately cover the cost to such Bank of making or maintaining such LIBOR Loan for such Interest Period;

then Administrative Agent shall give Borrower prompt notice thereof, and so long as such condition remains in effect, the Banks (or, in the case of the circumstances described in clause (2) above, the affected Bank) shall be under no obligation to Convert Base Rate Loans into LIBOR Loans or to Continue LIBOR Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the affected outstanding LIBOR Loans, either prepay the affected LIBOR Loans or Convert the affected LIBOR Loans into Base Rate Loans in accordance with Section 2.09.

                  Section 3.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to honor its obligation to make or maintain a LIBOR Loan hereunder or to

Convert a Base Rate Loan into a LIBOR Loan, then such Bank shall promptly notify Administrative Agent and Borrower thereof and such Bank's obligation to make or maintain, to Continue, or to Convert its Base Rate Loan into, a LIBOR Loan shall be suspended (in which case the provisions of Section 3.04 shall be applicable) until such time as such Bank may again make and maintain a LIBOR Loan.

                  Section 3.04 Treatment of Affected Loans. If the obligations of any Bank to Continue its LIBOR Loan, or to Convert its Base Rate Loan into a LIBOR Loan, are suspended pursuant to Sections 3.01 or 3.03 (each LIBOR Loan so affected being herein called an "Affected Loan"), such Bank's Affected Loan shall be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for the Affected Loan (or, in the case of a Conversion required by Sections 3.01 or 3.03, on such earlier date as such Bank may specify to Borrower).

                  To the extent that such Bank's Affected Loan has been so Converted, all payments and prepayments of principal which would otherwise be applied to such Bank's Affected Loan shall be applied instead to its Base Rate Loan and such Bank shall have no obligation to Convert its Base Rate Loan into a LIBOR Loan.

                  Section 3.05 Certain Compensation. Other than in connection with a Conversion of an Affected Loan, Borrower shall pay to Administrative Agent for the account of the applicable Bank, upon the request of such Bank through Administrative Agent which request includes a calculation of the amount(s) due, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, cost or expense which such Bank reasonably determines is attributable to:

                  (1) any payment, prepayment, Conversion or Continuation of a LIBOR Loan made by such Bank on a date other than the last day of an applicable Interest Period for such LIBOR Loan whether by reason of acceleration or otherwise; or

                  (2) any failure by Borrower for any reason to Convert or Continue a LIBOR Loan to be Converted or Continued by such Bank on the date specified therefor in the relevant notice under Section 2.11.

                  Without limiting the foregoing, such compensation shall include an amount equal to the present value (using as the discount rate an interest rate equal to the rate determined under (2) below) of the excess, if any, of (1) the amount of interest (less the Applicable Margin) which otherwise would have accrued on the principal amount so paid, prepaid, Converted or Continued (or not Converted or Continued) for the period from the date of such payment, prepayment, Conversion or Continuation (or failure to Convert or Continue) to the last day of the then current applicable Interest Period for the LIBOR Loan (or, in the case of a failure to Convert or Continue, to the last day of the applicable Interest Period for the LIBOR Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for the LIBOR Loan provided for herein, over (2) the amount of interest (as reasonably determined by such Bank) based upon the interest rate which such Bank would have bid in the London interbank market for Dollar deposits, for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Bank as to the amounts payable pursuant to this Section shall be conclusive absent manifest error.

                  Section 3.06 Capital Adequacy. If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction. A certificate of any Bank claiming compensation under this Section , setting forth in reasonable detail the basis therefor, shall be conclusive absent manifest error.

                  Section 3.07 Substitution of Banks. If any Bank (an "Affected Bank") (i) makes demand upon Borrower for (or if Borrower is otherwise required to pay) Additional Costs pursuant to Section 3.01 or (ii) is unable to make or maintain its Loan or any portion thereof at the LIBOR Based Rate as a result of a condition described in Section 3.03 or clause (2) of Section 3.02, Borrower may, within ninety (90) days of receipt of such demand or notice (or the occurrence of such other event causing Borrower to be required to pay Additional Costs or causing said Section 3.03 or clause (2) of Section 3.02 to be applicable), as the case may be, give written notice (a "Replacement Notice") to Administrative Agent and to each Bank of Borrower's intention either (x) to prepay in full the Affected Bank's Note and to terminate the Affected Bank's entire Loan Commitment or (y) to replace the Affected Bank with another financial institution (the "Replacement Bank") designated in such Replacement Notice.

                  In the event Borrower opts to give the notice provided for in clause (x) above, and if the Affected Bank shall not agree within thirty (30) days of its receipt thereof to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause
(2) of Section 3.02, then, so long as no Default or Event of Default shall exist, Borrower may terminate the Affected Bank's entire Loan Commitment, provided that in connection therewith it pays to the Affected Bank all outstanding principal and accrued and unpaid interest under the Affected Bank's Note, together with all other amounts, if any, due from Borrower to the Affected Bank, including all amounts properly demanded and unreimbursed under Section 3.01.

                  In the event Borrower opts to give the notice provided for in clause (y) above, and if (i) Administrative Agent shall, within thirty (30) days of its receipt of the Replacement Notice, notify Borrower and each Bank in writing that the Replacement Bank is reasonably satisfactory to Administrative Agent and (ii) the Affected Bank shall not, prior to the end of such thirty
(30)-day period, agree to waive the payment of the Additional Costs in question or the effect of the circumstances described in Section 3.03 or clause (2) of
Section 3.02, then the Affected Bank shall, so long as no Default or Event of Default shall exist, assign its Note and all of its rights and obligations under this Agreement to the Replacement Bank, and the Replacement Bank shall assume all of the Affected Bank's rights and obligations, pursuant to an agreement, substantially in the form of an Assignment and Assumption Agreement, executed by the Affected Bank and the Replacement Bank. In connection with such assignment and assumption, the Replacement Bank shall pay to the Affected Bank an amount equal to the outstanding principal amount under the Affected Bank's Note plus all interest accrued thereon, plus all other amounts, if any (other than the Additional Costs in question), then due and payable to the Affected Bank; provided, however, that prior to or simultaneously with any such assignment and assumption, Borrower shall have paid to such Affected Bank all amounts properly demanded and unreimbursed under Section 3.01. Upon the effective date of such assignment and assumption, the Replacement Bank shall become a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the Affected Bank shall be released from its obligations hereunder, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this Section , a substitute note shall be issued to the Replacement Bank by Borrower, in exchange for the return of the Affected Bank's Note. Such substitute note shall constitute a "Note" and the obligations evidenced by such substitute note shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Replacement Bank is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with
Section 10.13. Each Replacement Bank shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 10.13.

                  Borrower, Administrative Agent and the Banks shall execute such modifications to the Loan Documents as shall be reasonably required in connection with and to effectuate the foregoing.


                        ARTICLE IV. CONDITIONS PRECEDENT

                  Section 4.01 Conditions Precedent to the Loans. The obligations of the Banks hereunder to advance the proceeds of the Loans are subject to the condition precedent that Administrative Agent shall have received on or before the Closing Date each of the following documents, and each of the following requirements shall have been fulfilled:

                  (1) Fees and Expenses. The payment of all fees and expenses incurred by Administrative Agent (including, without limitation, the reasonable fees and expenses of legal counsel);

                  (2) Note. The Note for UBS, duly executed by Borrower;

                  (3) Financial Statements. Audited VRT Consolidated Financial Statements as of and for the year ended December 31, 1996, acceptable to the Banks;

                  (4) Certificates of Limited Partnership/Incorporation. A copy of the Certificate of Limited Partnership for Borrower and a copy of the articles of incorporation of General Partner, each certified by the appropriate Secretary of State or equivalent state official;

                  (5) Agreements of Limited Partnership/Bylaws. A copy of the Agreement of Limited Partnership for Borrower and a copy of the bylaws of General Partner, including all amendments thereto, each certified by the Secretary or an Assistant Secretary of General Partner as being in full force and effect on the Closing Date;

                  (6) Good Standing Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the states where Borrower and General Partner are organized, dated as of the most recent practicable date, showing the good standing or partnership qualification of (i) Borrower and (ii) General Partner;

                  (7) Foreign Qualification Certificates. A certified copy of a certificate from the Secretary of State or equivalent state official of the state where Borrower and General Partner maintain their principal place of business, dated as of the most recent practicable date, showing the qualification to transact business in such state as a foreign limited partnership or foreign corporation, as the case may be, for (i) Borrower and (ii) General Partner;

                  (8) Resolutions. A copy of a resolution or resolutions adopted by the Board of Directors of General Partner, certified by the Secretary or an Assistant Secretary of General Partner as being in full force and effect on the Closing Date, authorizing the Loans provided for herein and the execution, delivery and performance of the Loan Documents to be executed and delivered by General Partner hereunder on behalf of itself and Borrower;

                  (9) Incumbency Certificate. A certificate, signed by the Secretary or an Assistant Secretary of General Partner and dated the Closing Date, as to the incumbency, and containing the specimen signature or signatures, of the Persons authorized to execute and deliver the Loan Documents to be executed and delivered by it and Borrower hereunder;

                  (10) Solvency Certificate. A Solvency Certificate, duly executed, from Borrower;

                  (11) Opinion of Counsel for Borrower. Favorable opinions, dated the Closing Date, from counsels for Borrower and General Partner, as to such matters as Administrative Agent may reasonably request;

                  (12) Authorization Letter. The Authorization Letter, duly executed by Borrower;

                  (13) Guaranty. The Guaranty duly executed by General Partner;

                  (14) Certificate. The following statements shall be true and Administrative Agent shall have received a certificate dated the Closing Date signed by a duly authorized signatory of Borrower stating, to the best of the certifying party's knowledge, the following:

                           (a) All representations and warranties contained in
                  this Agreement and in each of the other Loan Documents are true and correct on and as of the Closing Date as though made on and as of such date, and

                           (b) No Default or Event of Default has occurred and
                  is continuing, or could result from the transactions contemplated by this Agreement and the other Loan Documents;

                  (15) Compliance Certificate. A certificate of the sort required by paragraph (3) of Section 6.09; and

                  (16) Evidence. Evidence of Borrower's acquisition of the Mendik Assets and the transfer of the assets of General Partner and Alexander's, Inc. to Borrower.


                    ARTICLE V. REPRESENTATIONS AND WARRANTIES

                  Borrower (and General Partner, if expressly included in Sections contained in this Article) represents and warrants to Administrative Agent and each Bank as follows:

                  Section 5.01 Existence. Borrower is a limited partnership duly organized and existing under the laws of the State of Delaware, with its principal place of business in the State of New Jersey, and is duly qualified as a foreign limited partnership, properly licensed, in good standing and has all requisite authority to conduct its business in each jurisdiction in which it owns properties or conducts business except where the failure to be so qualified or to obtain such authority would not have a material adverse effect. Each of its Consolidated Businesses is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite authority to conduct its business in each jurisdiction in which it owns property or conducts business, except where the failure to be so qualified or to obtain such authority would not have a material adverse effect. General Partner is a real estate investment trust duly organized and existing under the laws of the State of Maryland, with its principal place of business in the State of New Jersey, is duly qualified as a foreign corporation and properly licensed and in good standing in each jurisdiction where the failure to qualify or be licensed would constitute a Material Adverse Change with respect to General Partner or have a material adverse effect on the business or properties of General Partner. The stock of General Partner is listed on the New York Stock Exchange.

                  Section 5.02 Corporate/Partnership Powers. The execution, delivery and performance of the Loan Documents required to be delivered by Borrower hereunder are within its partnership authority and the corporate power of General Partner, have been duly authorized by all requisite action, and are not in conflict with the terms of any organizational instruments of such entity, or any instrument or agreement to which Borrower or General Partner is a party or by which Borrower, General Partner or any of their respective assets may be bound or affected.

                  Section 5.03 Power of Officers. The officers of General Partner executing the Loan Documents required to be delivered by it on its own behalf or that of Borrower hereunder have been duly elected or appointed and were fully authorized to execute the same at the time each such Loan Document was executed.

                  Section 5.04 Power and Authority; No Conflicts; Compliance With Laws. The execution, delivery and performance of the obligations required to be performed by Borrower and General Partner of the Loan Documents does not and will not (a) violate any provision of, or require any filing, registration, consent or approval under, any Law (including, without limitation, Regulation
U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to either of them, (b) result in a breach of or constitute a default under or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which either of them may be a party or by which either of them or their properties may be bound or affected except for consents which have been obtained, (c) result in, or require, the creation or imposition of any Lien, upon or with respect to any of its properties now owned or hereafter acquired, or (d) cause either of them to be in default under any such Law, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument; to the best of their knowledge, Borrower and General Partner are in compliance with all Laws applicable to them and their properties where the failure to be in compliance would cause a Material Adverse Change to occur.

                  Section 5.05 Legally Enforceable Agreements. Each Loan Document is a legal, valid and binding obligation of Borrower and/or General Partner, as the case may be, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

                  Section 5.06 Litigation. Except as disclosed in General Partner's SEC Reports existing as of the date hereof, there are no actions, suits or proceedings pending or, to its knowledge, threatened against Borrower, General Partner or any of their Affiliates before any court or arbitrator or any Governmental Authority reasonably likely to have a material effect on Borrower's ability to repay the Loans.

                  Section 5.07 Good Title to Properties. Borrower and each of its Affiliates have good, marketable and legal title to all of the properties and assets each of them purports to own (including, without limitation, those reflected in the December 31, 1996 financial statements referred to in Section 5.15) and only with exceptions which do not materially detract from the value of such property or assets or the use thereof in Borrower's and such Affiliate's business, and except to the extent that any such properties and assets have been encumbered or disposed of since the date of such financial statements without violating any of the covenants contained in Article VII or elsewhere in this Agreement. Borrower and its Material Affiliates enjoy peaceful and undisturbed possession of all leased property necessary in any material respect in the conduct of their respective businesses. All such leases are valid and subsisting and are in full force and effect.

                  Section 5.08 Taxes. Borrower and General Partner have filed all tax returns (federal, state and local) required to be filed and have paid all taxes, assessments and governmental charges and levies due and payable without the imposition of a penalty, including interest and penalties, except to the extent they are the subject of a Good Faith Contest.

                  Section 5.09 ERISA. Borrower and General Partner are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated within the past five (5) years; no circumstance exists which constitutes grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; Borrower, General Partner and the ERISA Affiliates have not completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; Borrower, General Partner and the ERISA Affiliates have met the minimum funding requirements of Section 412 of the Code and Section 302 of ERISA of each with respect to the Plans of each and there is no Unfunded Current Liability with respect to any Plan established or maintained by each; and Borrower, General Partner and the ERISA Affiliates have not incurred any liability to the PBGC under ERISA (other than for the payment of premiums under Section 4007 of ERISA). No part of the funds to be used by Borrower in satisfaction of its obligations under this Agreement constitute "plan assets" of any "employee benefit plan" within the meaning of ERISA or of any "plan" within the meaning of
Section 4975(e)(1) of the Code, as interpreted by the Internal

Revenue Service and the U.S. Department of Labor in rules, regulations, releases, bulletins or as interpreted under applicable case law.

         Section 5.10 No Default on Outstanding Judgments or Orders. Borrower and General Partner have satisfied all judgments which are not being appealed and are not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any court, arbitrator or federal, state, municipal or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

         Section 5.11 No Defaults on Other Agreements. Except as disclosed to the Bank Parties in writing or as disclosed in General Partner's SEC Reports, Borrower or General Partner, to the best of their knowledge, are not a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any partnership, trust or other restriction which is likely to result in a Material Adverse Change. To the best of their knowledge, neither Borrower nor General Partner is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument which is likely to result in a Material Adverse Change.

         Section 5.12 Government Regulation. Neither Borrower nor General Partner is subject to regulation under the Investment Company Act of 1940 or any statute or regulation limiting any such Person's ability to incur indebtedness for money borrowed as contemplated hereby.

         Section 5.13 Environmental Protection. To Borrower's knowledge, except as disclosed in General Partner's SEC Reports existing as of the date hereof, none of Borrower's or its Affiliates' properties contains any Hazardous Materials that, under any Environmental Law currently in effect, (1) would impose liability on Borrower or General Partner that is likely to result in a Material Adverse Change, or (2) is likely to result in the imposition of a Lien on any assets of Borrower, General Partner or any Material Affiliates that is likely to result in a Material Adverse Change. To Borrower's knowledge, neither it, General Partner nor any Material Affiliates are in violation of, or subject to any existing, pending or threatened investigation or proceeding by any Governmental Authority under any Environmental Law that is likely to result in a Material Adverse Change.

         Section 5.14 Solvency. Borrower and General Partner are, and upon consummation of the transactions contemplated by this Agreement, the other Loan Documents and any other documents, instruments or agreements relating thereto, will be, Solvent.

         Section 5.15 Financial Statements. The VRT Consolidated Financial Statements most recently delivered to the Banks pursuant to the terms of this Agreement are in all material respects complete and correct and fairly present the financial condition of the subjects thereof as of the dates of and for the periods covered by such statements, all in accordance with GAAP. There has been no Material Adverse Change since the date of such most recently delivered VRT Consolidated Financial Statements.

         Section 5.16 Valid Existence of Affiliates. Each Material Affiliate is an entity duly organized and existing in good standing under the laws of the jurisdiction of its formation. As to each Material Affiliate, its correct name, the jurisdiction of its formation, Borrower's direct or indirect percentage of beneficial interest therein, and the type of business in which it is primarily engaged, are set forth on said EXHIBIT C. Borrower and each of its Material Affiliates have the power to own their respective properties and to carry on their respective businesses now being conducted. Each Material Affiliate is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the respective businesses conducted by it or its respective properties, owned or held under lease, make such qualification necessary and where the failure to be so qualified would have the effect of a Material Adverse Change on Borrower and its Consolidated Businesses taken as a whole.

         Section 5.17 Insurance. Borrower and each of its Affiliates has in force paid insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated.

         Section 5.18 Accuracy of Information; Full Disclosure. Neither this Agreement nor any documents, financial statements, reports, notices, schedules, certificates, statements or other writings furnished by or on behalf of Borrower to Administrative Agent or any Bank in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, or required herein to be furnished by or on behalf of Borrower (other than projections which are made by Borrower in good faith), contains any untrue or misleading statement of a material fact or omits a material fact necessary to make the statements herein or therein not misleading. There is no fact which Borrower has not disclosed to Administrative Agent and the Banks in writing or which is not included in General Partner's SEC Reports which materially affects adversely nor, so far as Borrower can now foresee, will materially affect adversely the business or financial condition of Borrower or the ability of Borrower to perform this Agreement and the other Loan Documents.

         Section 5.19 Status. General Partner agrees that all of its representations and warranties set forth in this Article V and elsewhere in this Agreement are true on the Closing Date.


                        ARTICLE VI. AFFIRMATIVE COVENANTS

         So long as any of the Notes shall remain unpaid or the Loan Commitments remain in effect, or any other amount is owing by Borrower to any Bank hereunder or under any other Loan Document, Borrower and General Partner shall each:

         Section 6.01 Maintenance of Existence. Preserve and maintain its legal existence and, if applicable, good standing in the jurisdiction of organization and, if applicable, qualify and remain qualified as a foreign entity in each jurisdiction in which such qualification is required, except to the extent that failure to so qualify is not likely to result in a Material Adverse Change.

         Section 6.02 Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all of its financial transactions.

         Section 6.03 Maintenance of Insurance. At all times, maintain and keep in force, and cause each of its Material Affiliates to maintain and keep in force, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance may provide for reasonable deductibility from coverage thereof.

         Section 6.04 Compliance with Laws; Payment of Taxes. Comply in all material respects with all Laws applicable to it or to any of its properties or any part thereof, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it, General Partner or upon any of their property, except to the extent they are the subject of a Good Faith Contest.

         Section 6.05 Right of Inspection. At any reasonable time and from time to time upon reasonable notice, permit Administrative Agent or any Bank or any agent or representative thereof (provided that, at Borrower's request, Administrative Agent or such Bank, agent or representative must be accompanied by a representative of Borrower), to examine and make copies and abstracts from the records and books of account of, and visit the properties of, Borrower and to discuss the affairs, finances and accounts of Borrower with the independent accountants of Borrower.

         Section 6.06 Compliance With Environmental Laws. Comply in all material respects with all applicable Environmental Laws and immediately pay or cause to be paid all costs and expenses incurred in connection with such compliance, except to the extent there is a Good Faith Contest.

         Section 6.07 Payment of Costs. Pay all costs and expenses required for the satisfaction of the conditions of this Agreement.

         Section 6.08 Maintenance of Properties. Do all things reasonably necessary to maintain, preserve, protect and keep its and its Affiliates' properties in good repair, working order and condition.

         Section 6.09 Reporting and Miscellaneous Document Requirements. Furnish directly to each of the Banks:

         (1) Annual Financial Statements. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, the VRT Consolidated Financial Statements as of the end of and for such Fiscal Year, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and audited by Borrower's Accountants;

         (2) Quarterly Financial Statements. As soon as available and in any event within forty-five (45) days after the end of each calendar quarter (other than the last quarter of the Fiscal Year), the unaudited VRT Consolidated Financial Statements as of the end of and for such calendar quarter, in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year;

         (3) Certificate of No Default and Financial Compliance. Within fifty
(50) days after the end of each of the first three quarters of each Fiscal Year and within ninety-five (95) days after the end of each Fiscal Year, a certificate of the chief financial officer or treasurer of General Partner (a) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, specifying the nature thereof and the action which is proposed to be taken with respect thereto; (b) stating that the covenants contained in Section 6.10, Sections 7.02, 7.03 and 7.04 and in Article VIII have been complied with (or specifying those that have not been complied with) and including computations demonstrating such compliance (or non-compliance); (c) setting forth the details of all items comprising Total Outstanding Indebtedness (including amount, maturity, interest rate and amortization requirements), Secured Indebtedness, Unencumbered Combined EBITDA, Interest Expense and Unsecured Indebtedness; and (d) only at the end of each Fiscal Year stating Borrower's taxable income;

         (4) Certificate of Borrower's Accountants. Simultaneously with the delivery of the annual financial statements required by paragraph (1) of this Section , (a) a statement of Borrower's Accountants who audited such financial statements comparing the computations set forth in the financial compliance certificate required by paragraphs (3)(b) and (d) of this Section to the audited financial statements required by paragraph (1) of this Section and (b) when the audited financial statements required by paragraph (1) of this Section have a qualified auditor's opinion, a statement of Borrower's Accountants who audited such financial statements of whether any Default or Event of Default has occurred and is continuing;

         (5) Notice of Litigation. Promptly after the commencement and knowledge thereof, notice of all actions, suits, and proceedings before any court or arbitrator, affecting Borrower or General Partner which, if determined adversely to Borrower or General Partner is likely to result in a Material Adverse Change and which would be required to be reported in Borrower's or General Partner's SEC Reports;

         (6) Notices of Defaults and Events of Default. As soon as possible and in any event within ten (10) days after Borrower becomes aware of the occurrence of a material Default or any Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken with respect thereto;

         (7) Sales or Acquisitions of Assets. Promptly after the occurrence thereof, written notice of any Disposition or acquisition of assets (other than acquisitions or Dispositions of investments such as certificates of deposit, Treasury securities and money market deposits in the ordinary course of Borrower's cash management) in excess of Twenty Five Million Dollars ($25,000,000) together with, in the case of any acquisition of such an asset, copies of the agreements governing the acquisition and historical financial information and Borrower's projections with respect to the property acquired;

         (8) Material Adverse Change. As soon as is practicable and in any event within five (5) days after knowledge of the occurrence of any event or circumstance which is likely to result in or has resulted in a Material Adverse Change and which would be required to be reported in General Partner's SEC Reports, written notice thereof;

         (9) Bankruptcy of Tenants. Promptly after becoming aware of the same, written notice of the bankruptcy, insolvency or cessation of operations of any tenant in any property of Borrower or in which Borrower has an interest to which four percent (4%) or more of aggregate minimum rent payable to Borrower directly or through its Consolidated Businesses or UJVs is attributable;

         (10) Offices. Thirty (30) days' prior written notice of any change in the chief executive office or principal place of business of Borrower;

         (11) Environmental and Other Notices. As soon as possible and in any event within thirty (30) days after receipt, copies of all Environmental Notices received by Borrower which are not received in the ordinary course of business and which relate to a previously undisclosed situation which is likely to result in a Material Adverse Change;

         (12) Insurance Coverage. Promptly, such information concerning Borrower's insurance coverage as Administrative Agent may reasonably request;

         (13) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which Borrower or its Material Affiliates sends to its shareholders, and copies of all regular, periodic and special reports, and all registration statements which Borrower or its Material Affiliates files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

         (14) Rent Rolls. As soon as available and in any event within ninety
(90) days after the end of each Fiscal Year, a rent roll, tenant sales report and operating statement for each property directly or indirectly owned in whole or in part by Borrower;

         (15) Capital Expenditures. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a schedule of such Fiscal Year's capital expenditures and a budget for the next Fiscal Year's planned capital expenditures for each property directly or indirectly owned in whole or in part by Borrower; and

         (16) General Information. Promptly, such other information respecting the condition or operations, financial or otherwise, of Borrower or any properties of Borrower as Administrative Agent may from time to time reasonably request.

         Section 6.10 Mandatory Prepayments. Immediately upon receipt of the same, cause any proceeds, net of necessary and proper expenses, received by Borrower or General Partner from any financing, equity offering, public or private debt offering, Disposition of any of its now owned or hereafter acquired assets or any other capital event to be applied to the repayment of the Loans.

         Section 6.11 Management. At all times, cause Borrower or its Affiliates to provide property management and leasing services for at least eighty percent (80%) of the properties then owned, directly or indirectly, in whole or in part by Borrower.


                         ARTICLE VII. NEGATIVE COVENANTS

         So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank hereunder or under any other Loan Document, Borrower shall not do any or all of the following:

         Section 7.01 Mergers Etc. Merge or consolidate with (except where Borrower is the surviving entity), or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) (or enter into any agreement to do any of the foregoing).

         Section 7.02 Investments. Make any loan or advance to any Person or purchase or otherwise acquire any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest in, or acquire any interest in, any Person (any such transaction, an "Investment") if such Investment constitutes the acquisition of a minority interest in a Person (a "Minority Interest") and the amount of such Investment, together with the value of all other Minority Interests acquired after the Closing Date contributing to Equity Value, would exceed fifteen percent (15%) of Capitalization Value. A fifty percent (50%) beneficial interest in a Person, in connection with which the holder thereof exercises joint control over such Person with the holder(s) of the other fifty percent (50%) beneficial interest, shall not constitute a "Minority Interest" for purposes of this Section .

         Section 7.03 Sale of Assets. Effect a Disposition of any of its now owned or hereafter acquired assets (other than "margin stock" as defined in Regulation U), including assets in which Borrower owns a beneficial interest through its ownership of interests in joint ventures, aggregating more than twenty five percent (25%) of Capitalization Value.

         Section 7.04 Encumbrance of Certain Assets. At any time, mortgage, hypothecate or otherwise encumber to secure a Debt (it being understood that, for purposes of this Section, an asset shall be deemed "encumbered" if it is the subject of a pledge not to encumber) any of its properties or any properties of any UJV which are currently unencumbered, create any additional mortgage, hypothecation or other encumbrance on any such properties which are currently encumbered or create any mortgage, hypothecation or other encumbrance on any such properties which are hereafter acquired.


                        ARTICLE VIII. FINANCIAL COVENANTS

         So long as any of the Notes shall remain unpaid, or the Loan Commitments remain in effect, or any other amount is owing by Borrower to Administrative Agent or any Bank under this Agreement or under any other Loan Document, Borrower shall not permit or suffer:

         Section 8.01 Equity Value. At any time, Equity Value to be less than Six Hundred Million Dollars ($600,000,000); or

         Section 8.02 Relationship of Total Outstanding Indebtedness to Equity Value. At any time, Total Outstanding Indebtedness to exceed fifty five percent (55%) of Capitalization Value; or

         Section 8.03 Relationship of Secured Indebtedness to Equity Value. At any time, Secured Indebtedness to exceed thirty five percent (35%) of Capitalization Value; or

         Section 8.04 Relationship of Combined EBITDA to Interest Expense. For any prior twelve-month period, the ratio of (1) Combined EBITDA to (2) Interest Expense, each for such period, to be less than 2.25 to 1.00; or

         Section 8.05 Relationship of Combined EBITDA to Total Outstanding Indebtedness. For any prior twelve-month period, the ratio (expressed as a percentage) of (1) Combined EBITDA for such period, to (2) Total Outstanding Indebtedness less Borrower's unrestricted cash and cash equivalent securities as of the end of such period to be less than sixteen percent (16%); or

         Section 8.06 Unsecured Debt Yield. Unsecured Debt Yield to be less than sixteen percent (16%).

                          ARTICLE IX. EVENTS OF DEFAULT

         Section 9.01 Events of Default. Any of the following events shall be an "Event of Default":

         (1) If Borrower shall: fail to pay the principal of any Notes (including any payment required under Section 6.10) as and when due; or fail to pay interest accruing on any Notes as and when due and such failure to pay shall continue unremedied for five (5) days after the due date of such amount; or fail to pay any fee or any other amount due under this Agreement or any other Loan Document as and when due and such failure to pay shall continue unremedied for two (2) days after notice by Administrative Agent of such failure to pay; or

         (2) If any representation or warranty made by Borrower or General Partner in this Agreement or in any other Loan Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with a Loan Document shall prove to have been incorrect in any material respect on or as of the date made; or

         (3) If Borrower shall fail (a) to perform or observe any term, covenant or agreement contained in Section 6.11, Article VII or Article VIII; or (b) to perform or observe any term, covenant or agreement contained in this Agreement (other than obligations specifically referred to elsewhere in this Section 9.01) and such failure shall remain unremedied for thirty (30) consecutive calendar days after notice thereof; provided, however, that if any such default under clause (b) above cannot by its nature be cured within such thirty (30) day grace period and so long as Borrower shall have commenced cure within such thirty (30) day grace period and shall, at all times thereafter, diligently prosecute the same to completion, Borrower shall have an additional period to cure such default; in no event, however, is the foregoing intended to effect an extension of the Maturity Date; or

         (4) If Borrower or General Partner shall fail (a) to pay any Debt (other than the payment obligations described in paragraph (1) of this Section ) in an amount equal to or greater than Ten Million Dollars ($10,000,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) after the expiration of any applicable grace period, or (b) to perform or observe any material term, covenant, or condition under any agreement or instrument relating to any such Debt, when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or the lapse of time, or both (other than in cases where, in the judgment of the Required Banks, meaningful discussions likely to result in (i) a waiver or cure of the failure to perform or observe, or (ii) otherwise averting such acceleration are in progress between Borrower and the obligee of such Debt), the maturity of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled or otherwise required prepayment), prior to the stated maturity thereof; or

         (5) If any of Borrower, General Partner or any Affiliate of Borrower to which One Hundred Million Dollars ($100,000,000) or more of Capitalization Value is attributable, shall: (a) generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (b) make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (c) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (d) have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed or unstayed for a period of sixty (60) days or more; or (e) be the subject of any proceeding under which all or a substantial part of its assets may be subject to seizure, forfeiture or divestiture; or (f) by any act or omission indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its property; or (g) suffer any such custodianship, receivership or trusteeship for all or any substantial part of its property, to continue undischarged for a period of sixty
(60) days or more; or

         (6) If one or more judgments, decrees or orders for the payment of money in excess of Ten Million Dollars ($10,000,000) in the aggregate shall be rendered against Borrower or General Partner, and any such judgments, decrees or orders shall continue unsatisfied and in effect for a period of thirty (30) consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or

         (7) If any of the following events shall occur or exist with respect to Borrower, General Partner, or any ERISA Affiliate: (a) any Prohibited Transaction involving any Plan; (b) any Reportable Event with respect to any
Plan: (c) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (d) any event or circumstance which might constitute grounds entitling the PBGC to institute proceedings under
Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (e) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, if such event or conditions, if any, could in the opinion of any Bank subject Borrower, General Partner or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, Multiemployer Plan, the PBGC or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed Fifty Thousand Dollars ($50,000); or

         (8) If at any time General Partner is not a qualified real estate investment trust under Sections 856 through 860 of the Code or is not listed on the New York Stock Exchange; or

         (9) If at any time Borrower or General Partner constitutes plan assets for ERISA purposes (within the meaning of C.F.R. Section 2510.3-101).

         Section 9.02 Remedies. If any Event of Default shall occur and be continuing, Administrative Agent shall, upon request of the Required Banks, by notice to Borrower, (1) declare the unpaid balance of the Notes, all interest thereon, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon such balance, all such interest, and all such amounts due under this Agreement shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by Borrower; and/or (2) exercise any remedies provided in any of the Loan Documents or by law.


             ARTICLE X. ADMINISTRATIVE AGENT; RELATIONS AMONG BANKS

         Section 10.01 Appointment, Powers and Immunities of Administrative Agent. Each Bank hereby irrevocably appoints and authorizes Administrative Agent to act as its agent hereunder and under any other Loan Document with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and any other Loan Document, together with such other powers as are reasonably incidental thereto. Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Loan Document or required by law, and shall not by reason of this Agreement be a fiduciary or trustee for any Bank except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds. Administrative Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties made by Borrower or any officer, partner or official of Borrower or any other Person contained in this Agreement or any other Loan Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other

Loan Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any Lien securing the Obligations or for any failure by Borrower to perform any of its obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Borrower shall pay any fee agreed to by Borrower and Administrative Agent with respect to Administrative Agent's services hereunder.

         Section 10.02 Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat each Bank as the holder of the Loan made by it for all purposes hereof and shall not be required to deal with any Person who has acquired a participation in any Loan or participation from a Bank. As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and any other holder of all or any portion of any Loan or participation.

         Section 10.03 Defaults. Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default unless Administrative Agent has received notice from a Bank or Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Banks. Administrative Agent, following consultation with the Banks, shall (subject to Section 10.07) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Banks; provided that, unless and until

Administrative Agent shall have received such directions, Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Banks; and provided further that Administrative Agent shall not send a Notice of Default or acceleration to Borrower without the approval of the Required Banks. In no event shall Administrative Agent be required to take any such action which it determines to be contrary to law.

         Section 10.04 Rights of Administrative Agent as a Bank. With respect to its Loan Commitment and the Loan provided by it, Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Administrative Agent in its capacity as a Bank. Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with Borrower (and any Affiliates of Borrower) as if it were not acting as Administrative Agent.

         Section 10.05 Indemnification of Administrative Agent. Each Bank agrees to indemnify Administrative Agent (to the extent not reimbursed under Section
12.04 or under the applicable provisions of any other Loan Document, but without limiting the obligations of Borrower under Section 12.04 or such provisions), for its Pro Rata Share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which Borrower is obligated to pay under Section 12.04) or under the applicable provisions of any other Loan Document or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Bank shall be liable for (1) any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified, (2) any loss of principal or interest with respect to Administrative Agent's Loan or (3) any loss suffered by Administrative Agent in connection with a swap or other interest rate hedging arrangement entered into with Borrower.

         Section 10.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and the decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Loan Document. Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or to inspect the properties or books of Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by Administrative Agent hereunder, Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of Borrower (or any Affiliate of Borrower) which may come into the possession of Administrative Agent or any of its Affiliates. Administrative Agent shall not be required to file this Agreement, any other Loan Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement, any other Loan Document or any document or instrument referred to herein or therein, to anyone.

         Section 10.07 Failure of Administrative Agent to Act. Except for action expressly required of Administrative Agent hereunder, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Banks under Section 10.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

         Section 10.08 Resignation or Removal of Administrative Agent. Administrative Agent shall have the right to resign at any time. Administrative Agent may be removed at any time with cause by the Required Banks, provided that Borrower and the other Banks shall be promptly notified thereof. Upon any such removal or resignation, the Required Banks shall have the right to appoint a successor Administrative Agent which successor Administrative Agent, so long as it is reasonably acceptable to the Required Banks, shall be that Bank then having the greatest Loan Commitment. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the Required Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be one of the Banks. The Required Banks or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify Borrower and the other Banks. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's removal hereunder as Administrative Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

         Section 10.09 Amendments Concerning Agency Function. Notwithstanding anything to the contrary contained in this Agreement, Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Loan Document which affects its duties, rights, and/or function hereunder or thereunder unless it shall have given its prior written consent thereto.

         Section 10.10 Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Bank to perform its obligations hereunder or to any Bank on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

         Section 10.11 Transfer of Agency Function. Without the consent of Borrower or any Bank, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States, provided that Administrative Agent shall promptly notify Borrower and the Banks thereof.

         Section 10.12 Non-Receipt of Funds by Administrative Agent. Unless Administrative Agent shall have received notice from a Bank or Borrower (either one as appropriate being the "Payor") prior to the date on which such Bank is to make payment hereunder to Administrative Agent of the proceeds of a Loan or Borrower is to make payment to Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor will not make the Required Payment in full to Administrative Agent, Administrative Agent may assume that the Required Payment has been made in full to Administrative Agent on such date, and Administrative Agent in its sole discretion may, but shall not be obligated to, in reliance upon such assumption, make the amount thereof available to the intended recipient on such date. If and to the extent the Payor shall not have in fact so made the Required Payment in full to Administrative Agent, the recipient of such payment shall repay to Administrative Agent forthwith on demand such amount made available to it together with interest thereon, for each day from the date such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount, at the customary rate set by Administrative Agent for the correction of errors among Banks for three (3) Banking Days and thereafter at the Base Rate.

         Section 10.13 Withholding Taxes. Each Bank represents at all times during the term of this Agreement that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to Administrative Agent and Borrower such forms, certifications, statements and other documents as Administrative Agent or Borrower may request from time to time to evidence such Bank's exemption from the withholding of any tax imposed by any jurisdiction or to enable Administrative Agent or Borrower to comply with any applicable Laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Bank is not created or organized under the laws of the United States of America or any state thereof, such Bank will furnish to Administrative Agent and Borrower a United States Internal Revenue Service Form 4224 in respect of all payments to be made to such Bank by Borrower or Administrative Agent under this Agreement or any other Loan Document or a United States Internal Revenue Service Form 1001 establishing such Bank's complete exemption from United States withholding tax in respect of payments to be made to such Bank by Borrower or Administrative Agent under this Agreement or any other Loan Document, or such other forms, certifications, statements or documents, duly executed and completed by such Bank as evidence of such Bank's exemption from the withholding of U.S. tax with respect thereto. Administrative Agent shall not be obligated to make any payments hereunder to such Bank in respect of any Loan or participation or such Bank's Loan Commitment or obligation to purchase participations until such Bank shall have furnished to Administrative Agent and Borrower the requested form, certification, statement or document.

         Section 10.14 Minimum Commitment by UBS. Subsequent to the Closing Date, UBS hereby agrees to maintain a Loan Commitment in an amount no less than $25,000,000 for so long as no Event of Default exists under this Agreement, as the same may be decreased from time to time in accordance with the provisions of this Agreement, and further agrees to hold and not to participate or assign any of such amount other than an assignment to a Federal Reserve Bank or to the Parent or a majority-owned subsidiary of UBS.

         Section 10.15 Pro Rata Treatment. Except to the extent otherwise provided, the advance of proceeds of the Loans shall be made by the Banks ratably according to the amounts of their respective Loan Commitments.

         Section 10.16 Sharing of Payments Among Banks. If a Bank shall obtain payment of any principal of or interest on any Loan made by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means (including direct payment), and such payment results in such Bank receiving a greater payment than it would have been entitled to had such payment been paid directly to Administrative Agent for disbursement to the Banks, then such Bank shall promptly purchase for cash from the other Banks participations in the Loans made by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share ratably the benefit of such payment. To such end the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of Borrower.

         Section 10.17 Possession of Documents. Each Bank shall keep possession of its own Note. Administrative Agent shall hold all the other Loan Documents and related documents in its possession and maintain separate records and accounts with respect thereto, and shall permit the Banks and their representatives access at all reasonable times to inspect such Loan Documents, related documents, records and accounts.


                        ARTICLE XI. NATURE OF OBLIGATIONS

         Section 11.01 Absolute and Unconditional Obligations. Borrower and General Partner acknowledge and agree that their obligations and liabilities under this Agreement and under the other Loan Documents shall be absolute and unconditional irrespective of: (1) any lack of validity or enforceability of any of the Obligations, any Loan Documents, or any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from any Loan Documents or any other documents or instruments executed in connection with or related to the Obligations; (3) any exchange or release of any collateral, if any, or of any other Person from all or any of the Obligations; or (4) any other circumstances which might otherwise constitute a defense available to, or a discharge of, Borrower, General Partner or any other Person in respect of the Obligations.

         The obligations and liabilities of Borrower and General Partner under this Agreement and other Loan Documents shall not be conditioned or contingent upon the pursuit by any Bank or any other Person at any time of any right or remedy against Borrower, General Partner or any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral or security or guarantee therefor or right of setoff with respect thereto.

         Section 11.02 Non-Recourse to VRT Principals. This Agreement and the obligations hereunder and under the Loan Documents are fully recourse to Borrower and General Partner. Notwithstanding anything to the contrary contained in this Agreement, in any of the other Loan Documents, or in any other instruments, certificates, documents or agreements executed in connection with the Loans (all of the foregoing, for purposes of this Section , hereinafter referred to, individually and collectively, as the "Relevant Documents"), no recourse under or upon any Obligation, representation, warranty, promise or other matter whatsoever shall be had against any of the VRT Principals and each Bank expressly waives and releases, on behalf of itself and its successors and assigns, all right to assert any liability whatsoever under or with respect to the Relevant Documents against, or to satisfy any claim or obligation arising thereunder against, any of the VRT Principals or out of any assets of the VRT Principals, provided, however, that nothing in this Section shall be deemed to:
(1) release Borrower or General Partner from any personal liability pursuant to, or from any of its respective obligations under, the Relevant Documents, or from personal liability for its fraudulent actions or fraudulent omissions; (2) release any VRT Principals from personal liability for its or his own fraudulent actions or fraudulent omissions; (3) constitute a waiver of any obligation evidenced or secured by, or contained in, the Relevant Documents or affect in any way the validity or enforceability of the Relevant Documents; or (4) limit the right of Administrative Agent and/or the Banks to proceed against or realize upon any collateral hereafter given for the Loans or any and all of the assets of Borrower or General Partner (notwithstanding the fact that the VRT Principals have an ownership interest in Borrower or General Partner and, thereby, an interest in the assets of Borrower or General Partner) or to name Borrower or General Partner (or, to the extent that the same are required by applicable law or are determined by a court to be necessary parties in connection with an action or suit against Borrower, General Partner or any collateral hereafter given for the Loans, any of the VRT Principals) as a party defendant in, and to enforce against any collateral hereafter given for the Loans and/or assets of Borrower or General Partner any judgment obtained by Administrative Agent and/or the Banks with respect to, any action or suit under the Relevant Documents so long as no judgment shall be taken (except to the extent taking a judgment is required by applicable law or determined by a court to be necessary to preserve Administrative Agent's and/or Banks' rights against any collateral hereafter given for the Loans or Borrower or General Partner, but not otherwise) or shall be enforced against the VRT Principals or their assets.


                           ARTICLE XII. MISCELLANEOUS

         Section 12.01 Binding Effect of Request for Advance. Borrower agrees that, by its acceptance of the advance of proceeds of the Loans under this Agreement, it shall be bound in all respects by any request for advance submitted on its behalf in connection therewith with the same force and effect as if Borrower had itself executed and submitted the request for advance and whether or not the request for advance is executed and/or submitted by an authorized person.

         Section 12.02 Amendments and Waivers. No amendment or material waiver of any provision of this Agreement or any other Loan Document nor consent to any material departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Banks and, solely for purposes of its acknowledgment thereof, Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Banks do any of the following: (1) reduce the principal of, or interest on, the Notes or any fees due hereunder or any other amount due hereunder or under any Loan Document; (2) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees due hereunder or under any Loan Document, or waive any default in the payment of principal, interest or any other amount due hereunder or under any Loan Documents; (3) change the definition of Required Banks; (4) amend this Section or any other provision requiring the consent of all the Banks; or (5) waive any default under paragraph (5) of Section 9.01. No failure on the part of Administrative Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. All communications from Administrative Agent to the Banks requesting the Banks' determination, consent, approval or disapproval (i) shall be given in the form of a written notice to each Bank, (ii) shall be accompanied by a description of the matter or thing as to which such determination, approval, consent or disapproval is requested and (iii) shall include Administrative Agent's recommended course of action or determination in respect thereof. Each Bank shall reply promptly, but in any event within fifteen (15) Banking Days (or five
(5) Banking Days with respect to any decision to accelerate or stop acceleration of the Loan) after receipt of the request therefor by Administrative Agent (the "Bank Reply Period"). Unless a Bank shall give written notice to Administrative Agent that it objects to the recommendation or determination of Administrative Agent (together with a written explanation of the reasons behind such objection) within the Bank Reply Period, such Bank shall be deemed to have approved or consented to such recommendation or determination.

         Section 12.03 Usury. Anything herein to the contrary notwithstanding, the obligations of Borrower under this Agreement and the Notes shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Bank limiting rates of interest which may be charged or collected by such Bank.

         Section 12.04 Expenses; Indemnification. Borrower agrees to reimburse Administrative Agent on demand for all costs, expenses, and charges (including, without limitation, all reasonable fees and charges of engineers, appraisers and external legal counsel) incurred by Administrative Agent in connection with the Loans and to reimburse each of the Banks for reasonable legal costs, expenses and charges incurred by each of the Banks in connection with the performance or enforcement of this Agreement, the Notes, or any other Loan Documents; provided, however, that Borrower is not responsible for costs, expenses and charges incurred by the Bank Parties in connection with the administration or syndication of the Loans. Borrower agrees to indemnify Administrative Agent and each Bank and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of (x) any claims by brokers due to acts or omissions by Borrower, or (y) any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to any actual or proposed use by Borrower of the proceeds of the Loans, including without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         The obligations of Borrower under this Section shall survive the repayment of all amounts due under or in connection with any of the Loan Documents and the termination of the Loans.

         Section 12.05 Assignment; Participation. This Agreement shall be binding upon, and shall inure to the benefit of, Borrower, Administrative Agent, the Banks and their respective successors and permitted assigns. Borrower may not assign or transfer its rights or obligations hereunder.

         Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Loan (the "Participations") with the consent of Administrative Agent, which consent shall not be unreasonably withheld or delayed. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not Borrower or Administrative Agent was given notice, such Bank shall remain responsible for the performance of its obligations hereunder, and Borrower and Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations hereunder. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder and under any other Loan Document including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in Section 12.02 without the consent of the Participant.

         Subject to the provisions of Section 10.14, any Bank having a Loan Commitment in an amount of Thirty Million Dollars ($30,000,000) or more may at any time assign to any bank or other institution with the acknowledgment of Administrative Agent and the consent of Borrower and UBS, which consent shall not be unreasonably withheld or delayed (such assignee, a "Consented Assignee"), or to one or more banks or other institutions which are majority owned subsidiaries of a Bank or to the Parent of a Bank (each Consented Assignee or subsidiary bank or institution, an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Note, and such Assignee shall assume rights and obligations, pursuant to an Assignment and Assumption Agreement executed by such Assignee and the Bank, provided that, in each case, after giving effect to such assignment each Bank's and each Assignee's portion of the Loan will be equal to or greater than Fifteen Million Dollars ($15,000,000). Upon execution and delivery of such instrument and payment by such Assignee to the Bank of an amount equal to the purchase price agreed between the Bank and such Assignee, such Assignee shall be a Bank Party to this Agreement and shall have all the rights and obligations of a Bank as set forth in such Assignment and Assumption Agreement, and the Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this paragraph, substitute notes shall be issued to the assigning Bank and Assignee by Borrower, in exchange for the return of the original Note. All such substitute notes shall constitute "Notes" and the obligations evidenced by such substitute notes shall constitute "Obligations" for all purposes of this Agreement and the other Loan Documents. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to Borrower and Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 10.13. Each Assignee shall be deemed to have made the representations contained in, and shall be bound by the provisions of, Section 10.13.

         Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         Borrower recognizes that in connection with a Bank's selling of Participations or making of assignments, any or all documentation, financial statements, appraisals and other data, or copies thereof, relevant to Borrower or the Loans may be exhibited to and retained by any such Participant or assignee or prospective Participant or assignee. In connection with a Bank's delivery of any financial statements and appraisals to any such Participant or assignee or prospective Participant or assignee, such Bank shall also indicate that the same are delivered on a confidential basis. Borrower agrees to provide all assistance reasonably requested by a Bank to enable such Bank to sell Participations or make assignments of its Loan as permitted by this Section . Each Bank agrees to provide Borrower with notice of all Participations sold by such Bank.

         Section 12.06 Documentation Satisfactory. All documentation required from or to be submitted on behalf of Borrower in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and be satisfactory in form and substance to, Administrative Agent, its counsel and, where specifically provided herein, the Banks. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Administrative Agent and its counsel and the Banks.

         Section 12.07 Notices. Unless the party to be notified otherwise notifies the other parties in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given to Administrative Agent by telephone, confirmed by writing, and to the Banks and to Borrower and General Partner by ordinary mail or overnight courier or telecopy, receipt confirmed, addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (1) if by telephone, at the time of such telephone conversation, (2) if given by mail, three (3) days after mailing; (3) if given by overnight courier, upon receipt; and (4) if given by telecopy, upon receipt.

         Section 12.08 Setoff. To the extent permitted or not expressly prohibited by applicable law, Borrower and General Partner agree that, in addition to (and without limitation of) any right of setoff, bankers' lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of Borrower or General Partner at any of such Bank's offices, in Dollars or in any other currency, against any amount payable by Borrower or General Partner to such Bank under this Agreement or such Bank's Note, or any other Loan Document which is not paid when due (regardless of whether such balances are then due to Borrower or General Partner), in which case it shall promptly notify Borrower, General Partner and Administrative Agent thereof; provided that such Bank's failure to give such notice shall not affect the validity thereof. Payments by Borrower or General Partner hereunder or under the other Loan Documents shall be made without setoff or counterclaim.

         Section 12.09 Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

         Section 12.10 Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

         Section 12.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

         Section 12.12 Integration. The Loan Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

         Section 12.13 Governing Law. This Agreement shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

         Section 12.14 Waivers. To the extent permitted or not expressly prohibited by applicable law, in connection with the obligations and liabilities as aforesaid, Borrower and General Partner hereby waive: (1) promptness and diligence; (2) notice of any actions taken by any Bank Party under this Agreement, any other Loan Document or any other agreement or instrument relating thereto except to the extent otherwise provided herein; (3) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Obligations, the omission of or delay in which, but for the provisions of this Section , might constitute grounds for relieving Borrower or General Partner of their obligations hereunder; (4) any requirement that any Bank Party protect, secure, perfect or insure any Lien on any collateral or exhaust any right or take any action against Borrower, General Partner or any other Person or any collateral; (5) any right or claim of right to cause a marshalling of the assets of Borrower or General Partner; and (6) all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code) or otherwise by reason of payment by Borrower or General Partner, either jointly or severally, pursuant to this Agreement or other Loan Documents.

         Section 12.15 Jurisdiction; Immunities. Borrower, General Partner, Administrative Agent and each Bank hereby irrevocably submit to the jurisdiction of any New York State or United States Federal court sitting in New York City over any action or proceeding arising out of or relating to this Agreement, the Notes or any other Loan Document. Borrower, General Partner, Administrative Agent, and each Bank irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or United States Federal court. Borrower, General Partner, Administrative Agent, and each Bank irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower, General Partner, Administrative Agent or each Bank, as the case may be, at the addresses specified herein. Borrower, General Partner, Administrative Agent and each Bank agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Borrower, General Partner, Administrative Agent and each Bank further waive any objection to venue in the State of New York and any objection to an action or proceeding in the State of New York on the basis of forum non conveniens. Borrower, General Partner, Administrative Agent and each Bank agree that any action or proceeding brought against

Borrower, General Partner, Administrative Agent or any Bank, as the case may be, shall be brought only in a New York State court sitting in New York City or a United States Federal court sitting in New York City, to the extent permitted or not expressly prohibited by applicable law.

         Nothing in this Section shall affect the right of Borrower, General Partner, Administrative Agent or any Bank to serve legal process in any other manner permitted by law.

         To the extent that Borrower, General Partner, Administrative Agent or any Bank have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, Borrower, General Partner, Administrative Agent and each Bank hereby irrevocably waive such immunity in respect of its obligations under this Agreement, the Notes and any other Loan Document.

         BORROWER, GENERAL PARTNER, ADMINISTRATIVE AGENT AND EACH BANK WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE LOAN. IN ADDITION, BORROWER AND GENERAL PARTNER HEREBY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO THE NOTES, ANY RIGHT BORROWER OR GENERAL PARTNER MAY HAVE TO (1) TO THE EXTENT PERMITTED OR NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW, INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COUNTERCLAIM THAT IF NOT BROUGHT IN THE SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS COULD NOT BE BROUGHT IN A SEPARATE SUIT, ACTION OR PROCEEDING OR WOULD BE SUBJECT TO DISMISSAL OR SIMILAR DISPOSITION FOR FAILURE TO HAVE BEEN ASSERTED IN SUCH SUIT, ACTION OR PROCEEDING BROUGHT BY ADMINISTRATIVE AGENT OR THE BANKS) OR (2) TO THE EXTENT PERMITTED OR NOT EXPRESSLY PROHIBITED BY APPLICABLE LAW, HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. NOTHING HEREIN CONTAINED SHALL PREVENT OR PROHIBIT BORROWER OR GENERAL PARTNER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST ADMINISTRATIVE AGENT OR THE BANKS WITH RESPECT TO ANY ASSERTED CLAIM.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                       VORNADO REALTY L.P., a
                                         Delaware limited partnership

                                       By:  Vornado Realty Trust, a
                                            Maryland real estate
                                            investment trust, general
                                            partner


                                            By /s/  Joseph Macnow
                                              ----------------------------------
                                              Name:  Joseph Macnow
                                              Title:  Vice President

                                       VORNADO REALTY TRUST, a Maryland
                                         real estate investment trust


                                       By /s/  Joseph Macnow
                                         ---------------------------------------
                                         Name:  Joseph Macnow
                                         Title:  Vice President

                                       Address for Notices for both:

                                       Park 80 West
                                       Plaza II
                                       Saddle Brook, New Jersey 07663

                                       Attention:  Steven Roth, Chairman
                                                          and
                                                   Joseph Macnow, Vice
                                                   President and Chief
                                                   Financial Officer

                                       Telephone:  (201) 587-1000
                                       Telecopy:   (201) 587-0600

                                       with copies to:

                                       Sullivan & Cromwell
                                       125 Broad Street
                                       New York, New York 10004

                                       Attention:  Patricia A. Ceruzzi
                                                           and
                                                   Janet Geldzahler

                                       Telephone:  (212) 558-4000
                                       Telecopy:   (212) 558-3588

                                       UNION BANK OF SWITZERLAND
                                       (New York Branch)
                                       (as Bank and Administrative Agent)


                                       By /s/  Joseph Bassil
                                         ---------------------------------------
                                         Name:  Joseph Bassil
                                         Title:  Vice President


                                       By /s/  Albert Rabil, III
                                         ---------------------------------------
                                         Name:  Albert Rabil, III
                                         Title:  Managing Director

                                       Address for Notices and Applicable
                                       Lending Office for Base Rate Loan
                                       and LIBOR Loan:

                                       299 Park Avenue
                                       38th Floor
                                       New York, New York 10171-0026

                                       Attention:  Albert Rabil, III
                                                   and Mara Martez

                                       Telephone:  (212) 821-3872
                                       Telecopy:   (212) 821-3943

                                       with copies to:

                                       Dewey Ballantine
                                       1301 Avenue of the Americas
                                       New York, New York 10019

                                       Attention:  George C. Weiss

                                       Telephone:  (212) 259-7320
                                       Telecopy:   (212) 259-6333

                                    EXHIBIT A

                              AUTHORIZATION LETTER




                                 April 15, 1997



Union Bank of Switzerland
  (New York Branch)
299 Park Avenue
New York, New York 10171


         Re: Credit Agreement dated as of April 15, 1997 (the "Loan Agreement"; capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement) among us, as Borrower, the Banks named therein, and you, as Administrative Agent for said Banks


Gentlemen:

         In connection with the captioned Loan Agreement, we hereby designate any of the following persons to give to you instructions, including notices required pursuant to the Agreement, orally, by telephone or teleprocess, or in writing:

                           Steven Roth
                           Michael Fascitelli
                           Joseph Macnow
                           Clifford Broser
                           Ross Morrison

         Instructions may be honored on the oral, telephonic, teleprocess or written instructions of anyone purporting to be any one of the above designated persons even if the instructions are for the benefit of the person delivering them. We will furnish you with confirmation of each such instruction either by telex (whether tested or untested) or in writing signed by any person designated above (including any telecopy which appears to bear the signature of any person designated above) on the same day that the instruction is provided to you but your responsibility with respect to any instruction shall not be affected by your failure to receive such confirmation or by its contents.

         Without limiting the foregoing, we hereby unconditionally authorize any one of the above-designated persons to execute and submit the request for the advance of proceeds of the Loans and notices of Conversions and Continuations to you under the Loan Agreement with the identical force and effect in all respects as if executed and submitted by us.

         You shall be fully protected in, and shall incur no liability to us for, acting upon any instructions which you in good faith believe to have been given by any person designated above, and in no event shall you be liable for special, consequential or punitive damages. In addition, we agree to hold you and your agents harmless from any and all liability, loss and expense arising directly or indirectly out of instructions that we provide to you in connection with the Loan Agreement except for liability, loss or expense occasioned by the gross negligence or willful misconduct of you or your agents.

         Upon notice to us, you may, at your option, refuse to execute any instruction, or part thereof, without incurring any responsibility for any loss, liability or expense arising out of such refusal if you in good faith believe that the person delivering the instruction is not one of the persons designated above or if the instruction is not accompanied by an authentication method that we have agreed to in writing.

         We will promptly notify you in writing of any change in the persons designated above and, until you have actually received such written notice and have had a reasonable opportunity to act upon it, you are authorized to act upon instructions, even though the person delivering them may no longer be authorized.

                                   Very truly yours,

                                   VORNADO REALTY L.P., a
                                        Delaware limited partnership

                                   By:  Vornado Realty Trust, a
                                        Maryland real estate
                                        investment trust, general
                                        partner


                                        By
                                             -----------------------------------
                                             Name:
                                             Title:

                                    EXHIBIT B

                                      NOTE


$___________                                                  New York, New York
                                                             __________, 199_

         For value received, Vornado Realty L.P., a Delaware limited partnership ("Borrower"), hereby promises to pay to the order of ___________ or its successors or assigns (collectively, the "Bank"), at the principal office of Union Bank of Switzerland (New York Branch) located at 299 Park Avenue, New York, New York 10171 (the "Administrative Agent") for the account of the Applicable Lending Office at the Bank, the principal sum of ________ Dollars ($____________), or if less, the amount loaned by the Bank to Borrower pursuant to the Loan Agreement (as defined below) and actually outstanding, in lawful money of the United States and in immediately available funds, in accordance with the terms set forth in the Loan Agreement. Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, in like money, at said office for the account of said Applicable Lending Office, at the time and at a rate per annum as provided in the Loan Agreement. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration, or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at the rate set forth in the Loan Agreement.

         The date and amount of each payment of the Loan, shall be recorded by the Bank on its books and, prior to any transfer of this Note (or, at the discretion of the Bank, at any other time), endorsed by the Bank on the schedule attached hereto and any continuation thereof.

         This Note is one of the Notes referred to in the Credit Agreement dated as of April 15, 1997 (as the same may be amended from time to time, the "Loan Agreement") among Borrower, Vornado Realty Trust, the Banks named therein (including the Bank) and Administrative Agent, as administrative agent for the Banks. All of the terms, conditions and provisions of the Loan Agreement are hereby incorporated by reference. All capitalized terms used herein and not defined herein shall have the meanings given to them in the Loan Agreement.

         The Loan Agreement contains, among other things, provisions for the prepayment of and acceleration of this Note upon the happening of certain stated events.

         No recourse shall be had under this Note against the VRT Principals except as and to the extent set forth in Section 11.02 of the Loan Agreement.

         All parties to this Note, whether principal, surety, guarantor or endorser, hereby waive presentment for payment, demand, protest, notice of protest and notice of dishonor.

         This Note shall be governed by the laws of the State of New York, provided that, as to the maximum lawful rate of interest which may be charged or collected, if the laws applicable to the Bank permit it to charge or collect a higher rate than the laws of the State of New York, then such law applicable to the Bank shall apply to the Bank under this Note.

         IN WITNESS WHEREOF, Borrower has executed and delivered this Note on the day and year first above written.

                                   Very truly yours,

                                   VORNADO REALTY L.P., a
                                        Delaware limited partnership

                                   By:  Vornado Realty Trust, a
                                        Maryland real estate
                                        investment trust, general
                                        partner


                                        By
                                             -----------------------------------
                                             Name:
                                             Title:


         This is to certify that this Note was executed in my presence on the date hereof by the party whose signature appears above in the capacity indicated.


                                   ----------------------------
                                          Notary Public


                                   My commission expires:


                                   ----------------------------

                                  Amount                                Balance
Date                            of Payment                            Outstanding                       Notation By

                                    EXHIBIT C

                           LIST OF MATERIAL AFFILIATES

                                                                     EXHIBIT C

                                                     STATE OF       PERCENTAGE
NAME OF SUBSIDIARY                                 ORGANIZATION    OF OWNERSHIP
-------------------------------------------        ------------    ------------
14th Street Acquisition Corporation                New York             100%
Amherst Holding Corporation                        New York             100%
Amherst Industries, Inc.                           New York             100%
Atlantic City Holding Corporation                  New Jersey           100%
Bensalem Holding Company                           Pennsylvania         100%
Bethlehem Holding Company                          Pennsylvania         100%
Bordertown Holding Corporation                     New Jersey           100%
Brentwood Development Corp.                        New York             100%
Bridgeland Warehouses, Inc.                        New Jersey           100%
Camden Holding Corporation                         New Jersey           100%
Chicopee Holding Corporation                       Massachusetts        100%
Clementon Holding Corporation                      New Jersey           100%
Cross Avenue Broadway Corporation                  New York             100%
Cumberland Holding Corporation                     New Jersey           100%
Dallas Skillman Abrams Crossing Corporation        Texas                100%
Delran Holding Corporation                         New Jersey           100%
Dover Holding Corporation                          New Jersey           100%
Dundalk Stores Corporation                         Maryland             100%
Durham Leasing Corp.                               New Jersey           100%
Eudowood Holding Corporation                       Maryland             100%
Evesham Holding Corporation                        New Jersey           100%
Gallery Market Holding Company                     Pennsylvania         100%
Glen Burnie Shopping Plaza, Inc.                   Maryland             100%
Greenwich Holding Corporation                      New York             100%
Hackbridge Corporation                             New Jersey           100%
Hagerstown Holding Corporation                     Maryland             100%
Hanover Holding Corporation                        New Jersey           100%
Hanover Industries, Inc.                           New Jersey           100%
Hanover Leasing Corporation                        New Jersey           100%
Hanover Public Warehousing, Inc.                   New Jersey           100%
Henrietta Holding Corp.                            New York             100%
HEP Acquisition Corporation                        Delaware             100%
Jersey City Leasing Corporation                    New Jersey           100%
Kearny Holding Corp.                               New Jersey           100%
Kearny Leasing Corporation                         New Jersey           100%
Lancaster Holding Company                          Pennsylvania         100%
Landthorp Enterprises, Inc.                        Delaware             100%
Lawnside Holding Corporation                       New Jersey           100%
Lawnwhite Leasing Corporation                      New Jersey           100%
Lawnwhite Holding Corporation                      New Jersey           100%
Lewisville Town Centre Corporation                 Texas                100%
Littleton Holding Corporation                      New Jersey           100%
Lodi Industries Corp.                              New Jersey           100%
Lodi Leasing Corporation                           New Jersey           100%
Manalapan Industries, Inc.                         New Jersey           100%
Marple Holding Company                             Pennsylvania         100%

The assets held by the entities listed above have been transferred (by contribution, merger or otherwise) to partnerships or limited liability companies who are the successors to such entities and constitute the Material Affiliates

                                             STATE OF                PERCENTAGE
NAME OF SUBSIDIARY                         ORGANIZATION             OF OWNERSHIP
------------------                         ------------             ------------
Menands Holding Corporation                New York                     100%
Mesquite Crossing Corporation              Texas                        100%
Middletown Holding Corporation             New Jersey                   100%
Montclair Holding Corporation              New Jersey                   100%
Morris Plains Leasing Corp.                New Jersey                   100%
National Hydrant Corporation               New York                     100%
New Hanover, Inc.                          New Jersey                   100%
Newington Holding Corporation              Connecticut                  100%
New Woodbridge, Inc.                       New Jersey                   100%
North Bergen Stores, Inc.                  New Jersey                   100%
North Plainfield Holding Corporation       New Jersey                   100%
Oak Trading Company                        New Jersey                   100%
Philadelphia Holding Company               Pennsylvania                 100%
Phillipsburg Holding Corporation           New Jersey                   100%
Pike Holding Company                       Pennsylvania                 100%
Princeton Corridor Holding Corporation     New Jersey                   100%
Princeton Windsor Holding Corporation      New Jersey                   100%
Rahway Leasing Corporation                 New Jersey                   100%
RMJ Company, Inc.                          New Jersey                   100%
Rochester Holding Corporation              New York                     100%
Silver Lane Properties                     Connecticut                  100%
Springfield Holding Corporation            Massachusetts                100%
Star Universal Corporation                 New Jersey                   100%
T.G. Hanover, Inc.                         New Jersey                   100%
T.G. Stores, Inc.                          Maryland                     100%
The Second Lawnside Corporation            New Jersey                   100%
The Second Rochester Corporation           New York                     100%
Turnersville Holding Corporation           New Jersey                   100%
Two Guys - Conn., Inc.                     Connecticut                  100%
Two Guys - Mass., Inc.                     Massachusetts                100%
Two Guys from Harrison, Inc.               New Jersey                   100%
Two Guys from Harrison Company             Pennsylvania                 100%
Two Guys from Harrison - N.Y., Inc.        New York                     100%
Unado Corp.                                New Jersey                   100%
Upper Moreland Holding Company             Pennsylvania                 100%
Vornado, Inc.                              New York                     100%
Vornado Acquisition Corporation            Delaware                     100%
Vornado Finance Corp.                      Delaware                     100%
Vornado Holding Corporation                Delaware                     100%
Vornado Investments Corporation            Delaware                     100%
Watchung Holding Corporation               New Jersey                   100%
White Horse Lawnside Corporation           New Jersey                   100%
West Windsor Holding Corporation           New Jersey                   100%
York Holding Company                       Pennsylvania                 100%


The assets held by the entities listed above have been transferred (by contribution, merger or otherwise) to partnerships or limited liability companies who are the successors to such entities and constitute the Material Affiliates.

                                    EXHIBIT D

                              SOLVENCY CERTIFICATE


         The __________ executing this certificate is the _______________ of Vornado Realty Trust, a Maryland real estate investment trust ("General Partner"), a general partner of Vornado Realty L.P., a Delaware limited partnership ("Borrower"), and is familiar with its properties, assets and businesses, and is duly authorized to execute this certificate on behalf of Borrower pursuant to Section 4.01(10) of the Credit Agreement dated April 15, 1997 (the "Loan Agreement") among Borrower, General Partner, the banks party thereto (each a "Bank" and collectively, the "Banks") and Union Bank of Switzerland (New York Branch), as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent"). In executing this Certificate, such individual is acting solely in [his] [her] capacity as the _________ of General Partner, and not in [his] [her] individual capacity. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

         The undersigned further certifies that [he] [she] has carefully reviewed the Loan Agreement and the other Loan Documents and the contents of this Certificate and, in connection herewith, has made such investigation and inquiries as [he] [she] deems necessary and prudent therefor. The undersigned further certifies that the financial information and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

         The undersigned understands that the Agent is relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Loan Agreement.

         The undersigned certifies that Borrower is Solvent.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate on April 15, 1997.



                                                  ------------------------------

                                    EXHIBIT E

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         ASSIGNMENT AND ASSUMPTION AGREEMENT dated as of __________, 199_, among [insert name of assigning Bank] ("Assignor"), [insert name of Assignee] ("Assignee"), Vornado Realty L.P., a Delaware limited partnership ("Borrower") and Union Bank of Switzerland (New York Branch), as administrative agent for the Banks referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").


                              Preliminary Statement


         1. This Assignment and Assumption Agreement (this "Agreement") relates to the Credit Agreement (as the same may be amended from time to time, the "Loan Agreement") dated April 15, 1997 among Borrower, Vornado Realty Trust, the banks party thereto (each a "Bank" and, collectively, the "Banks") and the Administrative Agent. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

         2. Subject to the terms and conditions set forth in the Loan Agreement, Assignor has made a Loan Commitment to Borrower in an aggregate principal amount of ___________ Dollars ($____________) ("Assignor's Loan Commitment").

         3. The aggregate outstanding principal amount of Assignor's Loan made pursuant to Assignor's Loan Commitment at commencement of business on the date hereof is __________ Dollars ($__________).

         4. Assignor desires to assign to Assignee (a) all of the rights of Assignor under the Loan Agreement in respect of a portion of its Loan and Loan Commitment thereunder in an amount equal to __________ ($__________) (the "Assigned Loan and Commitment"); and Assignee desires to accept assignment of such rights and assume the corresponding obligations from Assignor on such terms.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Assignment. Assignor hereby assigns and sells to Assignee all of the rights of Assignor under the Loan Agreement in and to the Assigned Loan and Commitment, and

Assignee hereby accepts such assignment from Assignor and assumes all of the obligations of Assignor under the Loan Agreement with respect to the Assigned Loan and Commitment. Upon the execution and delivery hereof by Assignor, Assignee, Borrower and the Administrative Agent and the payment of the amount specified in Section 2 hereof required to be paid on the date hereof, (1) Assignee shall, as of the commencement of business on the date hereof, succeed to the rights and obligations of a Bank under the Loan Agreement with a Loan and a Loan Commitment in an amount equal to the Assigned Loan and Commitment, and
(2) the Loan and Loan Commitment of Assignor shall, as of the commencement of business on the date hereof, be reduced correspondingly and Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by Assignee. The assignment provided for herein shall be without recourse to Assignor.

         SECTION 2. Payments. As consideration for the assignment and sale contemplated in Section 1 hereof, Assignee shall pay to Assignor on the date hereof in immediately available funds an amount equal to __________ ($___________) [insert the amount of that portion of Assignor's Loan being assigned]. It is understood that any fees paid to Assignor under the Loan Agreement are for the account of Assignor. Each of Assignor and Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         SECTION 3. [CONSENT OF BORROWER AND UBS AND ACKNOWLEDGMENT BY THE ADMINISTRATIVE AGENT;] Execution and Delivery of Note. [THIS AGREEMENT IS CONDITIONED UPON THE CONSENT OF BORROWER AND UBS AND ACKNOWLEDGMENT BY THE ADMINISTRATIVE AGENT PURSUANT TO SECTION 12.05 OF THE LOAN AGREEMENT. THE EXECUTION OF THIS AGREEMENT BY BORROWER AND UBS AND THE ADMINISTRATIVE AGENT IS EVIDENCE OF THIS CONSENT AND ACKNOWLEDGMENT, RESPECTIVELY. ONLY NECESSARY IF ASSIGNEE IS NOT A MAJORITY OWNED SUBSIDIARY OF A BANK OR OF THE PARENT OF A BANK] Pursuant to Section 12.05 of the Loan Agreement, Borrower has agreed to execute and deliver Notes payable to the respective orders of Assignee and Assignor to evidence the assignment and assumption provided for herein.

         SECTION 4. Non-Reliance on Assignor. Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of Borrower or any other party to any Loan Document, or the validity and enforceability of the obligations of Borrower or any other party to a Loan Document in respect of the Loan Agreement or any other Loan Document. Assignee acknowledges that it has, independently and without reliance on Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of Borrower and the other parties to the Loan Documents.

         SECTION 5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 6. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 7. Certain Representations and Agreements by Assignee. Reference is made to Section 10.13 of the Loan Agreement. Assignee hereby represents that it is entitled to receive any payments to be made to it under the Loan Agreement or hereunder without the withholding of any tax and agrees to furnish the evidence of such exemption as specified therein and otherwise to comply with the provisions of said Section 10.13.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [NAME OF ASSIGNOR]


                                   By
                                        -----------------------------------
                                        Name:
                                        Title:

                                   [NAME OF ASSIGNEE]


                                   By
                                        -----------------------------------
                                        Name:
                                        Title:

                                   Applicable Lending Office:



                                   Address for Notices:

                                   [Assignee]
                                   [Address]
                                   Attention:
                                                  ---------------
                                   Telephone:     (   )
                                                   ---  --------
                                   Telecopy:      (   )
                                                   ---  --------


                                   VORNADO REALTY L.P., a
                                        Delaware limited partnership

                                   By:  Vornado Realty Trust, a
                                        Maryland real estate
                                        investment trust, general
                                        partner


                                   By
                                        -----------------------------------
                                        Name:
                                        Title:

                                   UNION BANK OF SWITZERLAND
                                        (New York Branch)
                                   (as Bank and Administrative Agent)


                                   By
                                        -----------------------------------
                                        Name:
                                        Title:


                                   By
                                        -----------------------------------
                                        Name:
                                        Title: